SECURITIES PURCHASE AGREEMENT

BY AND AMONG

SONTERRA RESOURCES, INC.

AND

THE PERSONS LISTED ON THE SCHEDULE OF BUYERS

ATTACHED HERETO

Dated as of November 13, 2008

TABLE OF CONTENTS

1.	PURCHASE AND SALE OF NOTES, WARRANTS AND OVERRIDES.		3
	a.	Purchase and Sale of Notes, Warrants and Overrides	3
	b.	The Closing Date	4
	c.	Form of Payment	4
	d.	Overrides	4

2.	BUYER REPRESENTATIONS AND WARRANTIES.		8
	a.	Investment Purpose	8
	b.	Accredited Investor Status	8
	c.	Reliance on Exemptions	8
	d.	Information	8
	e.	No Governmental Review	9
	f.	Transfer or Resale	9
	g.	Legends	9
	h.	Authorization; Enforcement; Validity	10
	i.	Residency and Offices	11

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.		11
	a.	Organization and Qualification	11
	b.	Authorization; Enforcement; Validity	12
	c.	Capitalization	13
	d.	Issuance of Securities	14
	e.	No Conflicts	15
	f.	SEC Reports; Financial Statements; Public Communications	16
	g.	Absence of Certain Changes	17
	h.	Absence of Litigation	18
	i.	Full Disclosure; No Undisclosed Events, Liabilities, Developments or Circumstances	18
	j.	Acknowledgment Regarding Buyers’ Purchase of Securities	19
	k.	No General Solicitation	19
	l.	No Integrated Offering	19
	m.	Dilutive Effect	19
	n.	Employee Relations	20
	o.	Intellectual Property Rights	20
	p.	Environmental Laws	21
	q.	Title	22
	r.	Insurance	23
	s.	Regulatory Permits	24
	t.	Internal Accounting Controls; Disclosure Controls and Procedures; Books and Records	24
	u.	Bank Accounts	25
	v.	Tax Status	25
	w.	Transactions With Affiliates	25
	x.	Application of Takeover Protections; Rights Agreement	26

i

	y.	Foreign Corrupt Practices	26
	z.	Outstanding Indebtedness; Liens	27
	aa.	Ranking of Notes	27
	bb.	Real Property	28
	cc.	Excluded Subsidiaries and Velocity Subsidiaries	29
	dd.	No Materially Adverse Contracts, Etc	29
	ee.	Investment Company	29
	ff.	Stock Options	29
	gg.	Overrides	30
	hh.	Schedules	30

4.	AFFIRMATIVE COVENANTS.		30
	a.	Reasonable Best Efforts	30
	b.	Form D and Blue Sky	30
	c.	Reporting Status	30
	d.	Use of Proceeds	32
	e.	Financial Information	33
	f.	Internal Accounting Controls	33
	g.	Reservation of Shares	34
	h.	Listing	34
	i.	Expenses	34
	j.	Disclosure of Transactions and Other Material Information	35
	k.	Pledge of Securities	36
	l.	Notices	36
	m.	Compliance with Laws and Maintenance of Permits	37
	n.	Inspection and Audits	38
	o.	Insurance	38
	p.	Collateral	39
	q.	Taxes	39
	r.	Intellectual Property	40
	s.	Patriot Act, Investor Secrecy Act and Office of Foreign Assets Control	40
	t.	Drilling Title Opinions	40
	u.	Security Covenants	40
	v.	Subsidiary Interests	42
	w.	Subsidiary Restrictions	43
	x.	Further Instruments and Acts	43
	y.	Additional Financial Information	44
	z.	Amendment of Certificate of Incorporation	44
	aa.	Certificate of Designation	44
	bb.	Additional Overrides	44

5.	NEGATIVE COVENANTS		45
	a.	Prohibition Against Variable Priced Securities	45
	b.	Status	45
	c.	Stay, Extension and Usury Laws	45
	d.	Payment Restrictions Affecting Subsidiaries	45

ii

	e.	Prepayments	46
	f.	Indebtedness	46
	g.	Liens	46
	h.	Sale of Collateral	47
	i.	Corporate Existence	48
	j.	Restrictions on Loans; Investments; Subsidiary Equity	48
	k.	Equipment	49
	l.	Affiliate Transactions	49
	m.	Settling of Accounts	49
	n.	Executive Compensation	50
	o.	Limitation on Sale and Leaseback Transactions	50
	p.	Investment Company	50
	q.	Leases	50
	r.	Restriction on Purchases or Payments	50
	s.	No Avoidance of Obligations	50
	t.	Right to Participate in Future Financing	51
	u.	Limits on Additional Issuances	52
	v.	No Integrated Offering	52
	w.	Regulation M	52
	x.	Fundamental Changes; Line of Business	52

6.	CONDITIONS TO THE OBLIGATION OF THE COMPANY TO SELL		53

7.	CONDITIONS TO THE OBLIGATION OF THE BUYERS TO PURCHASE		53

8.	INDEMNIFICATION.		55

9.	GOVERNING LAW; MISCELLANEOUS.		57
	a.	Governing Law; Jurisdiction; Jury Trial	57
	b.	Counterparts	58
	c.	Headings	58
	d.	Severability	58
	e.	Entire Agreement; Amendments	58
	f.	Notices	58
	g.	Successors and Assigns	60
	h.	No Third Party Beneficiaries	60
	i.	Survival	60
	j.	Further Assurances	60
	k.	Termination	60
	l.	No Strict Construction	61
	m.	Remedies	61
	n.	Rescission and Withdrawal Right	61
	o.	Payment Set Aside	61
	p.	Transfer Agent Instructions	62
	q.	Interpretative Matters	62
	r.	Independent Nature of the Buyers	62

iii

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of November 13, 2008, by and among Sonterra Resources, Inc., a Delaware corporation, with principal offices located at 523 North Sam Houston Pkwy. East, Suite 175, Houston, Texas 77060 (together with its predecessors, the “Company”), and the investors listed on the Schedule of Buyers attached hereto (each, a “Buyer” and, collectively, the “Buyers”).

WHEREAS:

A. The Company and Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

B. Buyers, severally and not jointly, wish to purchase from the Company, and the Company wishes to sell to Buyers, on the Closing Date (as defined in Section 1(b)), upon the terms and conditions stated in this Agreement, (1) senior secured notes, in the form attached as Exhibit A, in an original aggregate principal amount of $8,875,000 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or modified and in effect from time to time, the “Notes”), (2) warrants, in the form attached as Exhibit B, to acquire an aggregate of 1,050,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an initial exercise price per share of $0.01 (such warrants and any warrants issued pursuant to Section 1(d)(ii), together with any warrants or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or modified and in effect from time to time, being referred to as the “Warrants”; and the shares of Common Stock issuable from time to time upon exercise of any Warrants being referred to as the “Warrant Shares”), and (3) limited conveyances of overriding royalty interests granting the Buyers perpetual overriding royalty interests in the hydrocarbon production of all of the Company’s and the Subsidiaries’ current and future interest in all of their then current Real Property (as defined in Section 3(bb)) (such Real Property, the “Current Override Properties”), each in the form attached as Exhibit C (such limited conveyances of overriding royalty interests and any limited conveyances of overriding royalty interests issued pursuant to Section 4(bb), as any of the same may be amended, supplemented, restated or otherwise modified and in effect from time to time, the “Overrides”).

D. Contemporaneously with the closing of the purchase and sale of the Notes and the Warrants (the “Closing”), the parties hereto and the Included Subsidiaries (as defined in Section 3(a)) will execute and deliver a Security Agreement, in the form attached as Exhibit D (as the same may be amended, supplemented, restated or modified and in effect from time to time, the “Security Agreement”), pursuant to which the Company and the Subsidiaries will agree to provide the Collateral Agent (as defined in the Security Agreement, the “Collateral Agent”)), as agent for Buyers, with a security interest in all of the assets of the Company.

E. Contemporaneously with the Closing, the Collateral Agent, the Company and each of the Subsidiaries (other than the Excluded Subsidiaries) will execute and deliver one or more Deposit Account Control Agreements, in the form attached hereto as Exhibit E (together with the Supplemental Account Control Agreement (as defined herein) and as the same may be amended, supplemented, restated or modified and in effect from time to time, each an “Account Control Agreement” and collectively, the “Account Control Agreements”), pursuant to which the Company and each of the Subsidiaries that maintains bank, brokerage or other similar accounts with any banks, brokerage firms and/or any other financial institutions (collectively, “Banks”) will agree to enable Buyers to perfect their security interest in all of the Company’s and such Subsidiary’s right, title and interest in certain accounts and in all collateral from time to time credited to such accounts.

F. Contemporaneously with the Closing, the Subsidiaries (other than the Excluded Subsidiaries) will execute and deliver a Guaranty, in the form attached hereto as Exhibit F (as the same may be amended, supplemented, restated or modified and in effect from time to time, together, the “Guaranty”), pursuant to which the Subsidiaries will agree to guaranty certain obligations of the Company (the guarantees under the Guaranty, including any such guarantee added after the Closing, being referred to herein as the “Guarantees”).

G. Contemporaneously with the Closing, the parties hereto (and the Subsidiaries (other than the Excluded Subsidiaries), as applicable) will execute and deliver one or more Pledge Agreements, in the form attached hereto as Exhibit G (collectively, as the same may be amended, supplemented, restated or modified and in effect from time to time, together, the “Pledge Agreement”), pursuant to which the Company (and the Subsidiaries, as applicable) will agree to pledge all of the Capital Stock and other equity in the Subsidiaries to the Collateral Agent as collateral for the Notes.

H. Contemporaneously with the Closing, Buyers and the Debtors (as defined in the Security Agreement) will execute and deliver one or more mortgages, deeds of trust, assignments of production, security agreements, fixture filings and financing statements, in the form attached hereto as Exhibit H (the “Mortgages”), pursuant to which the Debtors will agree to grant to Buyers security interests in certain real and personal property, rights, titles, interests and estates described therein.

I. Contemporaneously with the Closing, Longview Marquis Master Fund, L.P., a British Virgin Island limited partnership (“Marquis”), The Longview Fund, L.P., a California, limited partnership (“Longview”), and the Company will execute and deliver a Securities Exchange Agreement, in the form attached hereto as Exhibit I (as the same may be amended, supplemented, restated or modified and in effect from time to time, the “Securities Exchange Agreement”), pursuant to which the Company shall issue to (1) Marquis, in exchange for all of the issued and outstanding shares (the “North Texas Shares”) of common stock, par value $0.001 per share, of North Texas Drilling Services, Inc., a Texas corporation (“North Texas”), and that certain Ninth Amended and Restated Senior Secured Note, dated October 3, 2008, in the original principal amount of $8,575,000, issued by North Texas (such note, including all outstanding principal thereof plus accrued but unpaid interest thereon of approximately $845,000 through the date hereof, the “North Texas Note”), an unsecured subordinated promissory note in an original aggregate principal amount of $9,440,000, and a warrant to purchase 1,000,000 shares (subject to adjustment) of Common Stock, and (2) Longview, in exchange for that certain Amended and Restated Senior Secured Note, dated February 14, 2008 (amended and restated May 16, 2008), (no. SSN-001) and that certain Senior Secured Note, dated May 22, 2008 (no. SSN-002) (together, the “Old Notes”), each issued by the Company, in the aggregate outstanding principal amount of $2,000,000 (giving effect to the payment by the Company to Longview of $1,000,000 of the principal thereof as provided in Section 4(d)) and including accrued but unpaid interest thereon through the Closing Date (the aggregate amount of such interest, the “Accrued Interest Amount”) and Longview’s surrender of warrants with respect to 3,000,000 shares of Common Stock, an unsecured subordinated promissory note of the Company in an original aggregate principal amount equal to the sum of $2,000,000 plus the Accrued Interest Amount.

J. Contemporaneously with the Closing, Collateral Agent and the Company will execute and deliver a Deposit Account Control Agreement in the form attached as Exhibit J (as the same may be amended, supplemented, restated or modified and in effect from time to time, together, the “Supplemental Account Control Agreement”), covering a Bank account of the Company (the “Acquisition Account”) in which a portion of the proceeds from the sale of Notes, Warrants and Overrides hereunder shall be retained for release solely in connection with Agreed Acquisitions by the Company as set forth herein.

K. Contemporaneously with the Closing, the Company, North Texas, Marquis and Longview will execute and deliver a Subordination Agreement in the form attached as Exhibit K (as the same may be amended, supplemented, restated or modified and in effect from time to time, together, the “Subordination Agreement”), pursuant to which the parties thereto shall agree, among other things, that interest may be paid on the Sub Notes (as defined in the Securities Exchange Agreement) only so long as there is no event of default under the Notes, but no payments of principal may be made on the Sub Notes (except in the form of junior securities) until the Notes have been repaid in full.

NOW THEREFORE, the Company and each of the Buyers, severally and not jointly, hereby agree as follows:

1. PURCHASE AND SALE OF NOTES, WARRANTS AND OVERRIDES.

a. Purchase and Sale of Notes, Warrants and Overrides. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally agrees to purchase from the Company (i) Notes in the respective principal amounts set forth opposite such Buyer’s name on the Schedule of Buyers, (ii) Warrants exercisable for the respective number of Warrant Shares set forth opposite such Buyer’s name on the Schedule of Buyers, which Notes and Warrants shall be issued to the Buyers on the Closing Date (as defined in Section 1(b)), (iii) Overrides as provided in Section 1(d)(i). The purchase price (the “Purchase Price”) for the Notes, Warrants and Overrides purchased by each Buyer shall be the product of $8,075,000, multiplied by such Buyer’s allocation percentage (as set forth opposite such Buyer’s name on the Schedule of Buyers (such Buyer’s “Allocation Percentage”)) (representing an aggregate purchase price of $8,075,000 for the aggregate Notes, Warrants and Overrides to be purchased by the Buyers at the Closing.

b. The Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on the first Business Day following the date of this Agreement, subject to the satisfaction (or waiver) of all of the conditions to the Closing set forth in Sections 6 and 7 (or such later or earlier date as is mutually agreed to by the Company and Marquis). The Closing shall occur on the Closing Date at the offices of Katten Muchin Rosenman LLP, 525 West Monroe Street, Suite 1900, Chicago, Illinois 60661, or at such other place as the Company and Marquis may designate in writing. As used in this Agreement, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the New York City are authorized or required by law to remain closed.

c. Form of Payment. On the Closing Date, (i) Buyers shall pay the Purchase Price to the Company for the Notes and Warrants to be issued and sold to Buyers on the Closing Date, by transfer of immediately available funds in accordance with the Company’s written wire instructions (less any amount deducted and paid in accordance with Section 4(d) and/or Section 4(i)), which instructions shall (among other things) specify that an aggregate of $5,000,000 of the Purchase Price shall be wired into the Acquisition Account, and (ii) the Company shall deliver to Buyers the Notes and Warrants, in each case duly executed on behalf of the Company and registered in the names of Buyers.

d. Overrides.

(i) On the Closing Date, the Company shall, and shall cause each of the Subsidiaries that own any Real Property (as defined in Section 3(bb)) to, deliver to each of the Buyers Overrides, each duly and validly executed by the Company and each of the Subsidiaries (as applicable), providing such Buyer with perpetual overriding royalty interests, effective from the Closing Date, in the hydrocarbon production of all of the Company’s and the Subsidiaries’ current and future interest in all of the Current Override Properties equal to three percent (3%), multiplied by such Buyer’s Allocation Percentage.

(ii) During the period commencing on (and including) the one-year anniversary of the Closing Date and terminating on (and excluding) the two-year anniversary of the Closing Date, the Company shall have the right to purchase from the Buyers all (but not less than all) of the Overrides issued to the Buyers prior to the one-year anniversary of the Closing Date (the Override Exchange”), by delivery of a written notice of election (the date of delivery of the written notice, the “Override Exchange Election Date,” and each such written notice, an “Override Exchange Notice”) to each of the Buyers, provided that the Conditions to Override Exchange (as set forth in Section 1(d)(iii)) are satisfied (or waived in writing by each of the Buyers). An Override Exchange Notice shall be irrevocable by the Company. The Company shall not be entitled or permitted to effect the Override Exchange, or deliver any Override Exchange Notice, unless the Company takes the same action, at the same time, with respect to all of the Overrides. No later than ten (10) Business Days following the Override Exchange Election Date, each of the Company and Buyers holding a majority in interest of the outstanding Overrides shall select an oil and gas industry recognized appraiser, independent of the Company, the Subsidiaries and each of the Buyers (each, an “Appraiser” and together, the “Appraisers”), to determine the Fair Market Value of the Overrides held by each of the Buyers. The designation of an Appraiser by the Company and by Buyers holding a majority in interest of the outstanding Overrides, respectively, shall not be made without the prior consent of the other, which consent shall not be unreasonably withheld. Each Appraiser shall be directed to deliver a written report (each, a “Valuation Report”) to the Company and each of the Buyers as to such Appraiser’s valuation of the Overrides (in the aggregate and as to those held by each Buyer) as promptly as practicable, and in no event later than forty-five (45) days after the Override Exchange Election Date (the “Valuation Deadline”). No later than three (3) Business Days prior to the Override Exchange Date, each Buyer shall deliver to the Company a written notice (an “Override Exchange Election Notice”) as to Buyer’s election (A) to receive Override Exchange Shares as (I) Common Override Exchange Shares or (II) on or after the Preferred Authorization (as defined in Section 4(z)), Preferred Override Exchange Shares, or a combination of Common Override Exchange Shares and Preferred Override Exchange Shares and, if a combination, as to the respective proportions thereof; or (B) to receive Warrants (“Override Warrants”) to purchase Warrant Shares (“Override Warrant Shares”) at an initial exercise price per share of $0.01. If the Company has delivered an Override Exchange Notice in accordance with this Section 1(d)(ii) and each of the Conditions to Override Exchange (as set forth in Section 1(d)(iii)) are satisfied (or waived in writing by the Buyers), then, on the Override Exchange Date, the Company shall deliver to each of the Buyers a number (rounded to the nearest whole number, with 0.5 being rounded up) of Override Exchange Shares (or, if so elected by such Buyer in its Override Election Notice, Override Warrants to purchase a number of Warrant Shares) equal to the quotient of (X) the Fair Market Value of the Overrides held by such Buyer, divided by (Y) the arithmetic average of the closing price per share of the Common Stock on the Principal Market (as defined in Section 3(s)) on each of the twenty (20) consecutive Trading Days immediately preceding the Override Exchange Date (the “Applicable Average Share Price”). The failure of the Company to deliver the Override Exchange Shares (or Override Warrants, as applicable) in full on the Override Exchange Date shall constitute an Event of Default (as defined in the Notes). For purposes hereof, the “Fair Market Value” of the Overrides shall mean (I) if both Valuation Reports have been delivered on or prior to the Valuation Deadline, the arithmetic average of the valuations of the Overrides set forth in the Valuation Reports, (II) if only one Valuation Report is delivered on or prior to the Valuation Deadline, the valuation set forth in such Valuation Report, and (III) if neither Valuation Report has been delivered by the Valuation Deadline, the valuation set forth in the first Valuation Report delivered after the Valuation Deadline (the date that is two (2) Business Days after the Valuation Deadline, or, if neither Valuation Report has been delivered by the Valuation Deadline, the date that is two (2) Business Days after delivery of the first Valuation Report, being referred to herein as the “Valuation Determination Date”); “Override Exchange Date” shall mean the twenty-first (21st) Trading Day after the Valuation Determination Date; “Override Exchange Shares” means, at each Buyer’s election as set forth in such Buyer’s Override Exchange Election Notice, shares of Common Stock (“Common Override Exchange Shares”), and/or, at any time on or after the Preferred Authorization, shares of convertible preferred stock of the Company having terms as provided in Section 1(d)(iv) (“Preferred Override Exchange Shares”); provided that, if any Buyer fails to deliver an Override Exchange Election Notice as required hereby, it shall be deemed to have elected to receive all of its Override Exchange Shares as Preferred Override Exchange Shares if the Preferred Authorization has occurred, or as Override Warrants if it has not; and “Trading Day” means any day on which the Common Stock is traded on its Principal Market; provided that “Trading Day” shall not include any day on which the Principal Market is open for trading for less than 4.5 hours.

(iii) For purposes of this Section 1(d), “Conditions to Override Exchange” means the following conditions: on each day during the period beginning on and including the Override Exchange Election Date and ending on and including the Override Exchange Date, (A) the Common Stock is quoted on the OTC Bulletin Board or listed on a national securities exchange and the Common Stock has not been suspended from trading on any such market or exchange nor (I) shall delisting or suspension by any such market or exchange have been threatened in writing by such exchange or (II) shall the Company have fallen below the minimum listing maintenance requirements of such exchange, and the Company otherwise satisfies all of the requirements for continued listing of the Common Stock on such exchange, (B) the Company and each of the Subsidiaries is (I) incorporated or organized and validly existing under the laws of the jurisdiction of its incorporation or organization and (II) in good standing under the requirements of any applicable regulatory authority, (C) the Company has filed all reports and other materials required to be filed under the Securities Exchange Act of 1934 (the “1934 Act”), (D) there does not exist any Event of Default (as defined in the Notes), (E) the arithmetic average of the daily dollar trading volume of the Common Stock on the Principal Market on each of the twenty (20) consecutive Trading Days immediately following the Override Exchange Election Date is at least $400,000, and (F) the Override Exchange Shares (or Override Warrant Shares, as applicable) have been registered for public resale by the Buyers pursuant to an effective registration statement under the 1933 Act, in accordance with a registration rights agreement in form and substance acceptable to each of the Buyers. In the event that any of the Conditions to Override Exchange shall not be satisfied (and such failure is not waived in writing by all of the Buyers), the Override Exchange Notice shall be void and the Override Exchange contemplated thereby shall not be given any force or effect.

(iv) The parties hereto agree that the Preferred Override Exchange Shares shall be perpetual, shall not bear dividends, shall be convertible into Common Stock on a one-for-one basis (i.e., one share of Common Stock for each Preferred Override Exchange Share, subject to a limitation on conversion substantially similar to the limitation on exercise set forth in the Warrants and subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations and similar events), shall be senior upon liquidation, winding up or dissolution of the Company to the Common Stock and any other class of preferred stock of the Company and shall have such other designations, powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions as shall be agreed upon by the Company and Marquis (all of the designations, powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions of the Preferred Shares being referred to as the “Preferred Rights”). The Company and Marquis agree to negotiate in good faith to agree upon the Preferred Rights (other than the Preferred Rights already set forth in this Section 1(d)(iv)) prior to the Override Exchange Election Date. The Preferred Rights, when and as agreed upon by the Company and Marquis, shall be promptly fixed by the board of directors of the Company (the “Board”) and set forth in a Certificate of Designations to be filed with the Secretary of State of the State of Delaware after the Preferred Authorization, in a form acceptable to each of the Company and Marquis (the “Certificate of Designations”).

(v) Notwithstanding anything to the contrary contained in this Agreement, no Buyer will be entitled to receive, and the Company will not issue to any Buyer on any date, any Common Override Exchange Shares in excess of that number of shares of Common Stock that would cause such Buyer and its affiliates to beneficially own 4.99% of the shares of Common Stock outstanding immediately after such issuance. A Buyer’s delivery of an Override Exchange Election Notice shall constitute a representation that, upon issuance to such Buyer of the number of Common Override Exchange Shares requested in such Override Exchange Election Notice, such Buyer and its affiliates will not beneficially own, more than 4.99% of the shares of Common Stock immediately after giving effect to such issuance, and in no event shall the Company issue to such Buyer on any Option Exchange Date a number of shares of Common Stock in excess of the number of Common Override Exchange Shares that such Buyer requests in such Buyer’s Override Exchange Election Notice. For purposes of the foregoing, the aggregate number of shares of Common Stock beneficially owned by a Buyer and its affiliates shall include the number of Common Override Exchange Shares to be issued pursuant to this Agreement on the applicable Override Exchange Date in accordance with this Section 1(d)(v), but shall exclude all other shares of Common Stock otherwise issuable to such Buyer and its affiliates pursuant to this Agreement and all other shares of Common Stock that would be issuable upon exercise, conversion or exchange of the unexercised, unconverted or unexchanged portion of any other securities of the Company beneficially owned by such Buyer and its affiliates (including the Warrants and any other warrants or convertible notes or preferred stock) subject to a limitation on conversion, exercise or exchange analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of this Agreement, in determining the number of outstanding shares of Common Stock, a Buyer may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Periodic Report (as defined in Section 4(e)), (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any Buyer, the Company shall promptly, but in no event later than one (1) Business Day following the receipt of such request, confirm in writing to any such Buyer the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the issuance of Common Override Exchange Shares to such Buyer and its affiliates pursuant to this Agreement, and the conversion, exercise or exchange of securities of the Company by such Buyer and its affiliates, since the date as of which such number of outstanding shares of Common Stock was reported.

2. BUYER REPRESENTATIONS AND WARRANTIES.

Each Buyer, individually and not jointly and severally, represents and warrants, as of the date of this Agreement and the Closing Date, with respect to only itself, that:

a. Investment Purpose. Such Buyer (i) is acquiring the Notes (along with the related Guarantees) and the Warrants purchased by such Buyer hereunder, (ii) upon any exercise of the Warrants (including any Override Warrants) will acquire the Warrant Shares (including Override Warrant Shares, as applicable) issuable upon such exercise thereof, (iii) in the event of any Override Exchange will acquire Override Exchange Shares or Override Warrants (as applicable), and (iv) upon any conversion of any Preferred Override Exchange Shares, will acquire the shares of Common Stock issuable upon conversion thereof (the “Conversion Shares” and, collectively with the Notes, the Guarantees, the Warrants (including any Override Warrants) and the Warrant Shares (including any Override Warrant Shares), the “Securities”) for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under, or exempted from the registration requirements of, the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities acquired by it for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement or an exemption from registration under the 1933 Act.

b. Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities. For purposes hereof, “securities laws” means the securities laws, legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of, the securities regulatory authorities (including the SEC) of the United States and any applicable states and other jurisdictions.

d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and the Subsidiaries and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below or contained in any of the other Transaction Documents (as defined in Section 3(b)). Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

e. No Governmental Review. Such Buyer understands that no Governmental Entity has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities. As used in this Agreement, “Governmental Entity” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency (including any self-regulatory agency or organization), authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government over the Company or any of the Subsidiaries, or any of their respective properties, assets or undertakings.

f. Transfer or Resale. Such Buyer understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any other securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended (or a successor rule thereto) (“Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or any other securities laws; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any other securities laws. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities. As used in this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a Governmental Entity or any other legal entity.

g. Legends. Such Buyer understands that the certificates or other instruments representing the Securities, except as set forth below, shall bear a restrictive legend in the following form (the “1933 Act Legend”) (and a stop-transfer order may be placed against transfer of such certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Upon the written request to the Company of a holder of a certificate or other instrument representing any Securities, the 1933 Act Legend shall be removed and the Company shall issue a certificate without the 1933 Act Legend to the holder of the Securities upon which it is stamped, if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without compliance with Rule 144(e) or Rule 144(f) (or successors thereto), (iv) such holder provides the Company reasonable assurances that the Securities have been or are being sold pursuant to Rule 144, or (v) such holder certifies, on or after the date that is six (6) months after the date on which such holder acquired the Securities (or is deemed to have acquired the Securities under Rule 144), that such holder is not an “affiliate” of the Company (as defined in Rule 144). The Company shall be responsible for the fees of its transfer agent and all of The Depository Trust Company (the “DTC”) fees associated with such issuance. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Securities. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3(g) will be inadequate and agrees that, in the event of a breach or threatened breach of this Section 3(g), such holder shall be entitled, in addition to all other available remedies, to an injunctive order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

h. Authorization; Enforcement; Validity. Such Buyer is a validly existing limited partnership and has the requisite limited partnership power and authority to purchase the Securities pursuant to this Agreement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is the valid and binding agreement of such Buyer enforceable against such Buyer in accordance with its terms. Each of the Transaction Documents and the other documents entered into and executed by such Buyer in connection with the transactions contemplated hereby and thereby as of the Closing will have been duly and validly authorized, executed and delivered on behalf of such Buyer as of the Closing Date and will constitute valid and binding agreements of such Buyer, enforceable against such Buyer in accordance with their respective terms.

i. Residency and Offices. Such Buyer is a resident of that jurisdiction specified below its name and address on the Schedule of Buyers.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants, as of the date of this Agreement and on the Closing Date, to each Buyer, that:

a. Organization and Qualification. (i) The Company was incorporated on July 1, 1999. Set forth on Schedule 3(a) is a true and correct list of the Subsidiaries and the jurisdiction in which each is organized or incorporated, together with the percentage of the outstanding Capital Stock or other equity interests of each such entity that is held by the Company or any of the Subsidiaries. Other than with respect to the entities listed on Schedule 3(a), the Company does not directly or indirectly own any security or beneficial ownership interest, in any other Person (including through joint venture or partnership agreements) or have any interest in any other Person. Each of the Company and the Subsidiaries is a corporation, limited liability company, partnership or other entity and is duly organized or formed and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate, partnership, limited liability company or other organizational power and authority to own its properties and to carry on its business as now being conducted and as proposed to be conducted by the Company and the Subsidiaries. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not have and could not be, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3(a), the Company holds all right, title and interest in and to 100% of the Capital Stock, equity or similar interests of each of the Subsidiaries, in each case, free and clear of any Liens (as defined below), including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of free and clear ownership by a current holder, and no such Subsidiary owns Capital Stock or holds an equity or similar interest in any other Person. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, operations, results of operations, condition (financial or otherwise), credit worthiness or prospects of the Company and the Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or the agreements and instruments to be entered into in connection herewith, or (iii) the authority or ability of the Company or any other Person (other than Buyers) party to any of the Transaction Documents to enter into the Transaction Documents and perform its obligations thereunder. The Company holds all right, title and interest in and to 100% of the Capital Stock, equity or similar interests of each of the Subsidiaries, in each case, free and clear of any Liens (as defined below), including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of free and clear ownership by a current holder (other than restrictions arising under federal or state securities laws), and no such Subsidiary owns Capital Stock or holds an equity or similar interest in any other Person. As used in this Agreement, “Lien” means with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind and any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind (including any of the foregoing created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor with respect to a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing); “Subsidiary” means any entity in which the Company, directly or indirectly, owns Capital Stock or holds an equity or similar interest (at the time of this Agreement or at any time hereafter); “Capital Lease Obligation” means, as to any Person, any obligation that is required to be classified and accounted for as a capital lease on a balance sheet of such Person prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), and the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

b. Authorization; Enforcement; Validity. The Company and each of the Subsidiaries have the requisite corporate power and authority to enter into and perform its obligations under each of this Agreement, the Notes, the Warrants, the Irrevocable Transfer Agent Instructions, the Security Agreement, the Account Control Agreements (including the Supplemental Account Control Agreement), the Mortgages, the Guaranty, the Pledge Agreement, the Overrides, the Subordination Agreement and each of the other agreements or instruments to which it is (or will be) a party or by which it is (or will be) bound and which it is (or will be) entered into by certain of parties hereto in connection with the transactions contemplated hereby and thereby (collectively, the “Transaction Documents”), and solely with respect to the Company, to issue the Securities, in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and each of the Subsidiaries and the consummation by the Company and each of the Subsidiaries of the transactions contemplated hereby and thereby, including the issuance of the Notes and the Warrants and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrants (including the Override Warrant Shares issuable upon exercise of any Override Warrants), and the Override Exchange Shares upon any Override Exchange, have been (and upon the Preferred Authorization, the Conversion Shares issuable upon conversion of any Preferred Override Exchange Shares will have been) duly authorized by the respective boards of directors, members, managers, stockholders or other equityholders, as applicable, of the Company and each of the Subsidiaries, and no further consent or authorization is required by the Company, any of the Subsidiaries or any of their respective boards of directors, members, managers, stockholders or other equityholders, as applicable. This Agreement and the other Transaction Documents dated of even date herewith to which the Company or any Subsidiary is a party have been duly executed and delivered by the Company and such Subsidiary, and constitute the valid and binding obligations of the Company and each such Subsidiary, enforceable against the Company and each such Subsidiary in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity. As of the Closing, the Transaction Documents dated after the date of this Agreement and on or prior to the Closing Date shall have been duly executed and delivered by the Company and each Subsidiary party thereto and shall constitute the valid and binding obligations of the Company and each such Subsidiary, enforceable against the Company and each such Subsidiary in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity.

c. Capitalization. (i) As of the date of this Agreement and as of the Closing Date, (i) the authorized Capital Stock of the Company consists of 50,000,000 shares of Common Stock, of which 26,347,359 shares are issued and outstanding, and no shares of preferred stock, (ii) no shares of Common Stock are reserved for issuance under any plan or agreement, other than shares of Common Stock with respect to the Warrants (including the Override Warrants), the Override Exchange, the Preferred Override Exchange Shares, the Warrant (as defined in the Securities Exchange Agreement, the “SEA Warrant”) and the Investor Share Option (as defined in the Sub Notes) and the Company’s 2007 Non-Qualified Stock Option Plan and 2008 Sonterra Resources, Inc. Equity Compensation Plan (together, the “Company Equity Compensation Plan”), and (iii) there are no other securities of the Company issued, outstanding or reserved for issuance. As of the date of the Preferred Authorization, the authorized Capital Stock of the Company will also consist of 50,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), none of which will be reserved for issuance under any plan or agreement, other than the Preferred Override Exchange Shares. All of the outstanding or issuable shares have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and nonassessable. Except as set forth on Schedule 3(c), (A) no shares of the Capital Stock of the Company or any of the Subsidiaries are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company or any of the Subsidiaries; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of the Company or any of the Subsidiaries, or contracts, commitments, plans, understandings or arrangements by which the Company or any of the Subsidiaries is or may become bound to issue additional shares of Capital Stock of the Company or any of the Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of the Company or any of the Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of the Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (D) there are no outstanding securities or instruments of the Company or any of the Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of the Subsidiaries is or may become bound to redeem a security of the Company or any of the Subsidiaries, and there are no other stockholder agreements or similar agreements to which the Company, any of the Subsidiaries, or, to the Company’s Knowledge, any holder of the Company’s Capital Stock is a party; (E) there are no securities or instruments containing anti-dilution or similar provisions that will or may be triggered by the issuance of the Securities; (F) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (G) to the Company’s Knowledge, no officer or director or beneficial owner of any of the Company’s outstanding Common Stock, has pledged Common Stock in connection with a margin account or other loan secured by such Common Stock. The Company has furnished to Buyers true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date of this Agreement and each date this representation is made (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date of this Agreement and each date this representation is made (the “Bylaws”), the organizational documents of each of the Subsidiaries, as amended and in effect on the date of this Agreement, and all documents and instruments containing the terms of all securities, if any, that are convertible into, or exercisable or exchangeable for, Common Stock, and the material rights of the holders thereof in respect thereto. All of the equity interests of each of the Subsidiaries are certificated or otherwise represented in tangible form. “To the Company’s Knowledge” and similar language means the actual knowledge of Donald E. Vandenberg, Gary L. Lancaster or Donald J. Sebastian or any other currently employed officer of the Company and the knowledge any such Persons would be expected to have after reasonable due diligence and inquiry.

d. Issuance of Securities. At least 5,550,000 shares of Common Stock (subject to adjustment pursuant to the Company’s covenant set forth in Section 4(g) below or otherwise for any stock split, stock dividend, stock combination or similar transaction) have been duly authorized and reserved for issuance upon exercise of the Warrants (including the Override Warrants), the Override Exchange, the Preferred Override Exchange Shares, the SEA Warrant and the Investor Share Option. Upon the Preferred Authorization, at least 2,000,000 shares of Preferred Stock (subject to adjustment pursuant to the Company’s covenant set forth in Section 4(g) below or otherwise for any stock split, stock dividend, stock combination or similar transaction) will have been duly authorized and reserved for issuance as Preferred Override Exchange Shares. Upon exercise in accordance with the Warrants (including any Override Warrants), the Preferred Override Exchange Shares, the Investor Share Option or the SEA Warrant, or upon issuance in accordance with the Override Exchange, as the case may be, the Warrant Shares (including any Override Warrant Shares), Override Exchange Shares, Warrant Shares (as defined in the Securities Exchange Agreement) or Option Shares (as defined in the Securities Exchange Agreement), as applicable, will be validly issued, fully paid and nonassessable and free from all taxes and Liens with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of shares of Common Stock or Preferred Stock, as applicable. The Notes and the Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) free from all taxes and Liens with respect to the issuance thereof and (ii) entitled to the rights set forth in the Notes and the Warrants, as applicable. Assuming the accuracy of the representations and warranties of Buyers set forth in Section 2 above, the issuance by the Company of the Securities is exempt from registration under the 1933 Act and any other applicable securities laws.

e. No Conflicts. Except as set forth on Schedule 3(e), the execution and delivery of this Agreement and the other Transaction Documents by the Company and each of the Subsidiaries, the performance by the Company and each of the Subsidiaries of their respective obligations hereunder and thereunder, and the consummation by the Company and each of the Subsidiaries of the transactions contemplated hereby and thereby (including the reservation for issuance and issuance of the Warrant Shares (including the Override Warrant Shares) and the Override Exchange Shares) will not: (i) result in a violation of the charter, certificate or articles of incorporation, certificate or articles of organization, bylaws, operating agreement, partnership agreement or any other governing documents, as applicable, of any such Person; (ii) conflict with, or constitute a breach or default (or an event which, with the giving of notice or passage of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture or instrument to which any such Person is a party; (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including securities laws and the rules and regulations, if any, of the Principal Market (as defined in Section 3(s)) applicable to any such Person or by which any property or asset of any such Person is bound or affected. Neither the Company nor any of the Subsidiaries is in violation of any term of its charter, certificate or articles of incorporation, certificate or articles of organization, bylaws, operating agreement, partnership agreement or any other governing document, as applicable. Neither the Company nor any of the Subsidiaries is or has been in violation of any term of or in default under (or with the giving of notice or passage of time or both would be in violation of or default under) any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any Law applicable to the Company or the Subsidiaries, except where such violation or default could not reasonably be expected to have a Material Adverse Effect or to result in the acceleration of any Indebtedness or other obligation. The business of the Company and the Subsidiaries has not been and is not being conducted, in violation of any Law of any Governmental Entity except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except for the filing of instruments to perfect security interests and filings to be made pursuant to Section 4(b) hereof, and as set forth on Schedule 3(e), neither the Company nor any of the Subsidiaries is or has been required to obtain any consent, authorization or order of, or make any filing or registration with, any court or Governmental Entity in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations that the Company or any of the Subsidiaries is or has been required to obtain as described in the preceding sentence have been obtained or effected on or prior to the date of this Agreement or shall be obtained prior to the Closing Date, in both cases prior to the date of the effectiveness of such requirement. Except as set forth on Schedule 3(e), the Company and the Subsidiaries are in all material respects in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder (collectively, “Sarbanes-Oxley”). As used in this Agreement, “Laws” means all present or future federal, state local or foreign laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Entity; “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all trade accounts payable and other obligations issued, undertaken or assumed as the deferred purchase price of property or services, (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures, redeemable Capital Stock or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller, bank or other financing source under such agreement in the event of default are limited to repossession or sale of such property), (F) all Capital Lease Obligations, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

f. SEC Reports; Financial Statements; Public Communications. Except as set forth in Schedule 3(f), since December 31, 2005, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed since December 31, 2005 and prior to the date this representation is made (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being referred to herein as the “SEC Documents” and the Company’s consolidated balance sheet as of June 30, 2008, as included in the Company’s quarterly report on Form 10-Q for the period then ended, as filed with the SEC on August 15, 2008, being referred to herein as the “Latest Balance Sheet”). A complete and accurate list of the SEC Documents is set forth on Schedule 3(f). The Company has made available to each Buyer or its respective representatives true and complete copies of the SEC Documents. Each of the SEC Documents was filed with the SEC within the time frames prescribed by the SEC for filing of such SEC Documents (including any extensions of such time frames permitted by Rule 12b-25 under the 1934 Act pursuant to timely filed Forms 12b-25) such that each filing was timely filed (or deemed timely filed pursuant to Rule 12b-25 under the 1934 Act) with the SEC. As of their respective dates, the SEC Documents complied in all material respects with the securities laws. Except as set forth on Schedule 3(f), none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 3(f), since the filing of each of the SEC Documents, no event has occurred that would require an amendment or supplement to any such SEC Document and as to which such an amendment has not been filed and made publicly available on the SEC’s EDGAR system no less than five (5) Business Days prior to the date the representation is made. The Company has not received any written comments from the SEC staff that have not been resolved to the satisfaction of the SEC staff. As of their respective dates, the consolidated financial statements of the Company and the Subsidiaries included in the SEC Documents (including the notes thereto, the “Financial Information”) complied as to form in all material respects with applicable accounting requirements and the securities laws with respect thereto. Such consolidated financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and the Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that are not material individually or in the aggregate). As of the date hereof and as of the Closing Date, the Financial Information is true, accurate and complete, has been prepared in accordance with GAAP, is consistent with the books and records of the Company and its predecessors (which are true, accurate and complete), and fairly presents such information as of the dates, and for the periods, presented. Since the date of the Latest Balance Sheet, there has been no change in the Company’s reserve or accrual amounts or policies. Schedule 3(f)) lists all press releases, analyst reports, advertisements and other written communications with stockholders or other investors, or potential stockholders or other potential investors, on behalf of the Company or any of the Subsidiaries or otherwise relating to the Company or any of the Subsidiaries, issued, made, distributed, paid for or approved since December 31, 2005 by the Company, any of the Subsidiaries or any of their respective officers, directors or Affiliates (as defined in Section 3(k)), by any Person engaged by (or otherwise acting on behalf of) the Company, any of the Subsidiaries or any of their respective officers, directors or Affiliates, or, to the Company’s Knowledge, by any stockholder of the Company. None of the Company, the Subsidiaries and their respective officers, directors and Affiliates or, to the Company’s Knowledge, any stockholder of the Company has made any filing with the SEC, issued any press release or made, distributed, paid for or approved (or engaged any other Person to make or distribute) any other public statement, report, advertisement or communication on behalf of the Company or any of the Subsidiaries or otherwise relating to the Company or any of the Subsidiaries that contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading or has provided any other information to any Buyer, including information referred to in Section 2(d), that, considered in the aggregate, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. Except as set forth on Schedule 3(f), none of the Company, the Subsidiaries and their respective officers, directors, employees or agents has provided any Buyer with any material, non-public information. The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date this representation is made and in effect on the date this representation is made and to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound that has not been previously filed as an exhibit (including by way of incorporation by reference) to the Company’s reports filed or made with the SEC under the 1934 Act. The accounting firm that has expressed its opinion with respect to the consolidated financial statements included in the Company’s most recently filed annual report on Form 10-K or 10-KSB (the “Audit Opinion”) is independent of the Company pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and such firm was otherwise qualified to render the Audit Opinion under applicable securities laws. Each other accounting firm that since such filing has conducted or will conduct a review or audit of any of the Company’s consolidated financial statements is independent of the Company pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and is otherwise qualified to conduct such review or audit and render an audit opinion under applicable securities laws. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by the Company in its reports pursuant to the 1934 Act that has not been so disclosed in the SEC Documents. Since December 31, 2003, except as set forth on Schedule 3(f), neither the Company nor any of the Subsidiaries nor any director, officer or employee, of the Company or any of the Subsidiaries has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of the Subsidiaries or its internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of the Subsidiaries has engaged in questionable accounting or auditing practices. No attorney representing the Company or any of the Subsidiaries, whether or not employed by the Company or any of the Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of the Subsidiaries or any of their respective officers, directors, employees or agents to their respective boards of directors or any committee thereof or pursuant to Section 307 of the Sarbanes-Oxley Act of 2002, and the SEC’s rules and regulations promulgated thereunder. Since December 31, 2001, there have been no internal or SEC investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of any executive officer, board of directors or any committee thereof of the Company or any of the Subsidiaries. As of the date of this Agreement, the Company is not, and at no time since February 14, 2008 has been, a “shell company” (as defined in Rule 12b-2 under the Exchange Act).

g. Absence of Certain Changes. Neither the Company nor any of the Subsidiaries has taken any steps, and neither the Company nor any such Subsidiary expects to take any steps to seek protection pursuant to any bankruptcy law, and neither the Company nor any Subsidiary has received any written notice or has any other knowledge or reason to believe that the creditors of such Person intend to initiate involuntary bankruptcy proceedings against the Company or any of the Subsidiaries or any knowledge of any fact that would reasonably lead a creditor to do so. Neither the Company nor any Subsidiary is as of the date this representation is made, nor after giving effect to the transactions contemplated hereby or by any of the other Transaction Documents, will be Insolvent (as defined below). As used in this Agreement, “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total indebtedness, contingent or otherwise, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur, prior to the second anniversary of the date this representation is made, or believes that it will incur, prior to the second anniversary of the date this representation is made, debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. Except as disclosed on Schedule 3(g), since December 31, 2005, neither the Company nor any of the Subsidiaries has declared or paid any dividends or sold any assets outside of the ordinary course of business. Except as disclosed on Schedule 3(g), since February 14, 2008, neither the Company nor any of the Subsidiaries has had any capital expenditures outside the ordinary course of its business.

h. Absence of Litigation. Except as disclosed on Schedule 3(h), (i) during the past five (5) years there has not been any action, suit, proceeding, inquiry or investigation (“Litigation”) before or by any court, public board, Governmental Entity, self-regulatory organization or body pending or, to the Company’s Knowledge, threatened against or affecting the Company or any of the Subsidiaries or any of their respective assets, and (ii) no officer of the Company nor, to the Company’s Knowledge, any officer or director of the Company or holder of more than five percent (5%) of the outstanding securities of the Company or any of the Subsidiaries has been involved in securities-related Litigation during the past ten (10) years. No Litigation disclosed on Schedule 3(h) has, has had or, if determined adversely to the Company or any of the Subsidiaries, could reasonably be expected to have a Material Adverse Effect.

i. Full Disclosure; No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth on Schedule 3(i), since December 31, 2003, there has been no Material Adverse Effect and no circumstances exist that could reasonably be expected to be, cause or have a Material Adverse Effect. Other than the liabilities and obligations under this Agreement or as set forth on Schedule 3(i), the only liabilities of the Company or any Subsidiary (whether fixed or unfixed, known or unknown, absolute or contingent, asserted or unasserted, choate or inchoate, liquidated or unliquidated, or secured or unsecured, and regardless of when any action, claim, suit or proceeding with respect thereto is instituted) are the liabilities reflected on Schedule 3(i), as of the date of this Agreement, all of which will be reflected on the Pro Forma Balance Sheet (as defined in Section 4(y)). As of the Closing Date, the only liabilities of the Company (whether fixed or unfixed, known or unknown, absolute or contingent, asserted or unasserted, choate or inchoate, liquidated or unliquidated, or secured or unsecured and regardless of when any action, claim, suit or proceeding with respect thereto is instituted) are the liabilities reflected on Schedule 3(i), as of the date of this Agreement, all of which will be reflected on the Pro Forma Balance Sheet. As of the Closing Date, the only liabilities of the Company (whether fixed or unfixed, known or unknown, absolute or contingent, asserted or unasserted, choate or inchoate, liquidated or unliquidated, or secured or unsecured and regardless of when any action, claim, suit or proceeding with respect thereto is instituted) will be those reflected on the Latest Balance Sheet or Schedule 3(i), those assumed or created pursuant to, or as a result of, this Agreement and the other Transaction Documents and the consummation of the Closing, and liabilities and obligations of not more than $50,000 for operating expenses incurred in the ordinary course of business consistent with past practices subsequent to June 30, 2008, all of which will be reflected on the Pro Forma Balance Sheet. No representation or warranty or other statement made by the Company or the Subsidiaries in this Agreement or any of the other Transaction Documents, the Schedules hereto or any certificate or instrument delivered pursuant to this Agreement contains any untrue statement or omits to state a material fact necessary to make any such statement, in light of the circumstances in which it was made, not misleading.

j. Acknowledgment Regarding Buyers’ Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Company in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of any party to this Agreement or any of the other Transaction Documents (or in any similar capacity) with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by any Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the decision of each of the Company and each of the Subsidiaries to enter into the Transaction Documents has been based solely on the independent evaluation by such Person and its representatives.

k. No General Solicitation. Except as set forth on Schedule 3(k), neither the Company nor any of its Affiliates, nor any Person acting on the behalf of any of the foregoing, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act), including advertisements, articles, notices, or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar meeting whose attendees have been invited by general solicitation or general advertising, in connection with the offer or sale of the Securities. As used in this Agreement, “Affiliate” means, with respect to any Person, a second Person (A) in which the first Person owns a five percent (5%) equity interest, or (B) that, directly or indirectly, (i) has a five percent (5%) equity interest in such first Person, (ii) has a common ownership with such first Person, (iii) controls such first Person, (iv) is controlled by such first Person or (v) shares or is under common control with such first Person; and “control” or “controls” means that a Person has the power, direct or indirect, to conduct or govern the policies of another Person; provided however, that Longview shall not be considered to be an Affiliate of the Company for purposes of this Section 3(k).

l. No Integrated Offering. Neither the Company nor any Subsidiaries, Affiliates of the foregoing or any Person acting on the behalf of any of the foregoing, has, directly or indirectly, made any offers or sales of any security or solicited any offers to purchase any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval requirements of any authority, nor will the Company, any Subsidiaries, any Affiliates of the foregoing, or any Person acting on behalf of any of the foregoing take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of the 1933 Act or any applicable stockholder approval requirements of any authority.

m. Dilutive Effect. The Company understands and acknowledges that the number of Warrant Shares (including any Override Warrant Shares, as applicable) that the Company is obligated to issue upon exercise of the Warrants (including any Override Warrants) will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Warrant Shares (including any Override Warrant Shares) upon exercise of the Warrants including any Override Warrants), respectively, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company. Taking the foregoing into account, the Company’s board of directors has determined in its good faith business judgment that the issuance of the Warrants (including any Override Warrants) and the consummation of the other transactions contemplated hereby and by the other Transaction Documents are in the best interests of the Company and its stockholders.

n. Employee Relations. Except as set forth on Schedule 3(n), neither the Company nor any of the Subsidiaries is involved in any labor union dispute nor, to the Knowledge of the Company, is any such dispute threatened. None of the employees of either the Company or any of the Subsidiaries is or has been a member of a union that relates to such employee’s relationship with the Company or of any of the Subsidiaries. Neither the Company nor any of the Subsidiaries is a party to a collective bargaining agreement. Except as set forth on Schedule 3(n), no executive officer (as defined in Rule 3b-7 under the 1934 Act) nor any other individual whose termination would be required to be disclosed on a Current Report on Form 8-K but that has not been so reported, has notified the Company or any of the Subsidiaries that such individual intends to leave the Company or any of the Subsidiaries or otherwise terminate such individual’s employment or relationship with the Company or any of the Subsidiaries. No such individual, to the Company’s Knowledge, is, has been, or is expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such individual does not, has not and will not subject the Company or any of the Subsidiaries to any liability with respect to any of the foregoing matters. Except as set forth on Schedule 3(n), the Company and each of the Subsidiaries is and has been in compliance with all Laws relating to employment and employment practices, terms and conditions of employment and wages and hours.

o. Intellectual Property Rights. Except as set forth on Schedule 3(o), the Company and the Subsidiaries own or possess adequate rights or licenses to use all trademarks, trademark applications and registrations, trade names, service marks, service mark registrations, service names, patents, patent rights, patent applications, copyrights (whether or not registered), inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “Intellectual Property”) necessary to conduct their respective businesses as conducted as of the date this representation is made. Schedule 3(o) contains a complete and accurate list of all patented and registered Intellectual Property owned by the Company and the Subsidiaries and all pending patent applications and applications for the registration of other Intellectual Property owned or filed by the Company or any of the Subsidiaries. Schedule 3(o) also contains a complete and accurate list of all material licenses and other rights granted by the Company or any Subsidiaries to any third party with respect to Intellectual Property and material licenses and other rights with respect to Intellectual Property granted by any third party to the Company or any of the Subsidiaries. Except as set forth on Schedule 3(o), (i) none of the rights of the Company and the Subsidiaries in their Intellectual Property have expired or terminated, or are expected to expire or terminate within five (5) years from the date of this Agreement, except to the extent such termination would not and would not reasonably be expected to have a Material Adverse Effect, (ii) there are no third parties who have rights to any of the Intellectual Property owned or licensed by the Company or any of the Subsidiaries, except for the rights retained by the owners of the Intellectual Property that is licensed to the Company or any of the Subsidiaries, and there are no third parties who have rights to any of the Intellectual Property owned or licensed by the Company or any of the Subsidiaries, except for the rights retained by the owners of the Intellectual Property that is licensed to the Company or any of the Subsidiaries, (iii) there has been no infringement by the Company or any of the Subsidiaries or any of the Company’s or the Subsidiaries’ licensors or licensees of any Intellectual Property rights of others and the Company has no Knowledge of any infringement by the Company or any of the Subsidiaries or any of their licensors or licensees of any Intellectual Property rights of others, (iv) there has been no infringement by any third parties of any Intellectual Property owned or licensed by the Company or any of the Subsidiaries, or of any development of similar or identical trade secrets or technical information by others, (v) there is no claim, action or proceeding against, or being threatened against, the Company, any of the Subsidiaries or any of their respective licensors regarding its Intellectual Property or infringement of other Intellectual Property rights, and there is no claim, action or proceeding against or being threatened against the Company, any of the Subsidiaries or any of their respective licensors regarding its Intellectual Property or infringement of other Intellectual Property rights, (vi) there are no facts or circumstances that could reasonably be expected to give rise to any of the foregoing, (vii) there is no patent or patent application which contains claims that interfere with the issued or pending claims of any of the Intellectual Property owned or licensed by the Company or any of the Subsidiaries, and there is no patent or patent application which contains claims that interfere with the issued or pending claims of any of the Intellectual Property owned or licensed by the Company or any of the Subsidiaries, and (viii) none of the technology employed by the Company or any of the Subsidiaries has been obtained or is being used by the Company or any of the Subsidiaries in violation of any material contractual obligation binding on the Company or any of the Subsidiaries or is being used by any of the officers, directors or employees of the Company or any of the Subsidiaries on behalf of the Company or any of the Subsidiaries in violation of the rights of any Person or Persons. The Company and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their material Intellectual Property.

p. Environmental Laws. Except as set forth on Schedule 3(p), each of the Company and the Subsidiaries and each Person that has operated any Real Property (as defined in Section 3(bb)) (i) is, and has at all times been, in compliance with any and all Environmental Laws (as defined below) and has not violated any Environmental Laws, (ii) has no, and has never had any, liability for failure to comply with any Environmental Law, (iii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as presently conducted, and (iv) is in compliance with all terms and conditions of any such permit, license or approval except as could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3(p), with respect to each Real Property, (I) there has not occurred an event in the use and operation of any Real Property and there does not exist on any Real Property a condition which constitutes a violation of any Environmental Laws, (II) there have been timely filed all required reports, there have been obtained all required approvals and permits, and there have been generated and maintained all required data, documentation and records under all applicable Environmental Laws, (III) there are no environmental investigations, studies or audits with respect to any Real Property owned or commissioned by, or in the possession of, the Company that have not been disclosed to Buyers, and (IV) no Hazardous Material or solid wastes (as such terms are defined under any Environmental Law) generated from any Real Property have been sent to a site which, pursuant to CERCLA or any similar state law, or other Environment Law has been placed, or is proposed to be placed, on the “National Priority List” of hazardous waste sites or which is subject to a claim, an administrative order or other request to take any cleanup, removal or remedial action or to pay for any costs relating to such site. All Hazardous Material or solid wastes generated from any Real Property and requiring disposal have, to the extent required by any Environmental Law, been transported only by carriers maintaining valid authorizations and been treated, stored and disposed of only at facilities maintaining valid authorizations. As used in this Agreement, “Environmental Laws” means all Laws relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq., as amended (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. §6901, et seq., the Clean Air Act, 42 U.S.C. §7401, et seq., as amended, the Federal Water Pollution Control Act, 33 U.S.C. §1251, et seq., as amended, the Oil Pollution Act of 1990, 33 U.S.C. §2701, et seq., and the Toxic Substances Control Act, 15 U.S.C. §2601, et seq.; and “Hazardous Materials” means any hazardous, toxic or dangerous substance, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

q. Title. Except as set forth on Schedule 3(q), neither the Company nor any of the Subsidiaries has any interest in any real property or any oil, gas or other mineral drilling, exploration or development rights. The Company and each Subsidiary has good and valid title to all personal property currently possessed by them that is material to the business of such Person, in each case free and clear of all Liens except such as are described on Schedule 3(q). The Company and each of the Subsidiaries has good, marketable and defensible title in fee simple to all real property owned (rather than leased) by such Person (the “Owned Real Property”) as set forth on Schedule 3(q), in each case free and clear of all Liens, other than Permitted Liens, except such as are described on Schedule 3(q) and Liens of Viking Asset Management, LLC to be released contemporaneously with the Closing. As used in this Agreement, “Permitted Lien” means (I) Liens created by the Security Documents (as defined below); (II) Liens for taxes or other governmental charges not at the time due and payable, or (if foreclosure, distraint sale or other similar proceeding shall not have been initiated) which are being contested in good faith by appropriate proceedings diligently prosecuted, so long as foreclosure, distraint, sale or other similar proceedings have not been initiated, and in each case for which the Company and the Subsidiaries maintain adequate reserves in accordance with GAAP in respect of such taxes and charges; (III) Liens arising in the ordinary course of business in favor of carriers, warehousemen, mechanics and materialmen, or other similar Liens imposed by law, which remain payable without penalty or which are being contested in good faith by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto, and in each case for which adequate reserves in accordance with GAAP are being maintained; (IV) Liens arising in the ordinary course of business in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA); (V) attachments, appeal bonds (and cash collateral securing such bonds), judgments and other similar Liens, for sums not exceeding $100,000 in the aggregate for the Company and the Subsidiaries, arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed; (VI) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens arising in the ordinary course of business and not materially detracting from the value of the property subject thereto and not interfering in any material respect with the ordinary conduct of the business of the Company or any of the Subsidiaries; (VII) surety bonds, bids, performance bonds, and similar obligations (exclusive of obligations for the payment of borrowed money) obtained by the Company and the Subsidiaries in the ordinary course of business for the purpose of satisfying federal, state, provincial and territorial and/or local legal requirements for owning and operating their oil and gas properties, in an aggregate amount not to exceed $100,000 outstanding at any time; (VIII) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board of Governors of the U.S. Federal Reserve System and that no such deposit account is intended by the Company or any of the Subsidiaries to provide collateral to the depository institution; and (IX) the FNBW Security Interest (but only so long as the FNBW Indebtedness remains outstanding). As used in this Agreement, “Security Documents” means the Security Agreement, the Guaranty, the Account Control Agreements (including the Supplemental Account Control Agreement), the Pledge Agreement, the Mortgages and any other agreements, documents and instruments executed concurrently herewith or at any time hereafter pursuant to which the Company, the Subsidiaries, or any other Person either (i) guarantees payment or performance of all or any portion of the obligations hereunder or under any other instruments delivered in connection with the transactions contemplated hereby and by the other Transaction Documents, and/or (ii) provides, as security for all or any portion of such obligations, a Lien on any of its assets in favor of Buyers, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

r. Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

s. Regulatory Permits. Except as set forth on Schedule 3(s) or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the production, extraction, transportation or sale of oil, gas, minerals or other hydrocarbons from any portion of any Real Property (as defined in Section 3(bb)) that is producing oil, gas, minerals and/or other hydrocarbons at the time this representation is made, the Company and the Subsidiaries possess all certificates, authorizations, approvals, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as conducted at the time this representation is made (“Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit. Without limiting the foregoing, except as set forth on Schedule 3(s), the Company and the Subsidiaries possess all Permits necessary to produce, extract, transport and sell the oil, gas and other minerals in that portion of Real Property that is producing oil, gas, minerals and/or other hydrocarbons at the time this representation is made. Except as set forth on Schedule 3(s) or as could not reasonably be expected to have a Material Adverse Effect, the Company and the Subsidiaries do not have any reason to believe that they will not be able to obtain necessary Permits as and when necessary to enable the Company to produce, extract, transport and sell the oil, gas, minerals and other hydrocarbons in any Real Property. Except as set forth on Schedule 3(s), the Company is not in violation of any of the rules, regulations or requirements of the OTC Bulletin Board (the “Principal Market”; provided however, that, if after the date of this Agreement the Common Stock is listed on a national securities exchange, the “Principal Market” shall mean such national securities exchange), and the Company has no Knowledge of any facts or circumstances which would reasonably lead to delisting or suspension, or termination of the trading of, the Common Stock by or on the Principal Market in the foreseeable future. Except as set forth on Schedule 3(s), since December 31, 2005, (i) the Company’s Common Stock has been quoted on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting, or termination of the trading, of the Common Stock by or on the Principal Market.

t. Internal Accounting Controls; Disclosure Controls and Procedures; Books and Records. The Company has, and has caused each of the Subsidiaries to, at all times keep books, records and accounts with respect to all of such Person’s business activities, in accordance with sound accounting practices and GAAP consistently applied. The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth on Schedule 3(t), the Company has timely filed (or has been deemed to have timely filed pursuant to Rule 12b-25 under the 1934 Act) and made publicly available on the SEC’s EDGAR system no less than five (5) days prior to the date hereof, all certifications and statements required by (A) Rule 13a-14 or Rule 15d-14 under the 1934 Act and (B) Section 906 of Sarbanes Oxley with respect to any SEC Documents. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act; except as set forth on Schedule 3(t), such disclosure controls and procedures are, and at all times have been, effective to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (X) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (Y) is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. Except as set forth on Schedule 3(t), the Company maintains internal control over financial reporting required by Rule 13a-14 or Rule 15d-14 under the 1934 Act; such internal control over financial reporting is, and has at all times been, effective and does not contain, and has not contained, any material weaknesses.

u. Bank Accounts. Except as set forth on Schedule 3(u), neither the Company nor any of the Subsidiaries maintains, or has any interest in, any bank account, brokerage account or other similar account. Schedule 3(u) sets forth the funds (and any securities) contained in any such account as of the date hereof. As of the date that this representation is made, all funds (and securities) of the Company and the Subsidiaries will be held in bank (or brokerage) accounts in the United States subject to Account Control Agreements, and all other bank accounts, brokerage accounts or other similar accounts of the Company and the Subsidiaries will have been closed.

v. Tax Status. Except as set forth on Schedule 3(v), the Company and each of the Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. Except as set forth on Schedule 3(v), there are no unpaid taxes in any material amount claimed in writing to be due from the Company or any of the Subsidiaries by the taxing authority of any jurisdiction, and there is no basis for any such claim. Neither the Company nor any of the Subsidiaries is, or after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents will be, a “United States real property holding corporation” (“USRPHC”) as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

w. Transactions With Affiliates. Except for transactions consummated pursuant to this Agreement and the other Transaction Documents, and except as set forth on Schedule 3(w), no Related Party (as defined below) of the Company or any of the Subsidiaries, nor any Affiliate thereof, is presently, has been within the past three (3) years, or will be as a result of the transactions contemplated by this Agreement and the other Transaction Documents, a party to any transaction, contract, agreement, instrument, commitment, understanding or other arrangement or relationship with the Company or any of the Subsidiaries, whether for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments or consideration to or from, any such Related Party. Except as set forth on Schedule 3(w), no Related Party of the Company or any of the Subsidiaries, or any of their respective Affiliates, has any direct or indirect ownership interest in any Person (other than ownership of less than two percent (2%) of the outstanding common stock of a publicly traded corporation) in which the Company or any of the Subsidiaries has any direct or indirect ownership interest or with which the Company or any of the Subsidiaries competes or has a business relationship. “Related Party” means the Company’s or any of the Subsidiary’s officers or directors, individuals who were officers or directors of any such Person at any time during the previous two (2) years, stockholders of any such Person (other than any holder of less than five percent (5%) of the outstanding shares of any such Person), or Affiliates of any such Person, or any individual related by blood, marriage or adoption to any such individual or any entity in which any such entity or individual owns a beneficial interest.

x. Application of Takeover Protections; Rights Agreement. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, or other similar anti-takeover provision under the Certificate of Incorporation or any certificates of designations or the laws of the jurisdiction of its formation or incorporation to the transactions contemplated by this Agreement, the Company’s issuance of the Securities in accordance with the terms hereof and any Buyer’s ownership of the Securities. Except as set forth on Schedule 3(x), the Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

y. Foreign Corrupt Practices. Neither the Company, nor any of the Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of the Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

z. Outstanding Indebtedness; Liens. Payments of principal and other payments due under the Notes will, upon issuance at the Closing, rank senior to all other Indebtedness of the Company or any of the Subsidiaries (other than the FNBW Indebtedness) and, by virtue of their secured position, and to the extent of the Collateral, to all trade account payables of the Company, and the obligations of the Subsidiaries under the Guaranty will, upon issuance of the Notes at the Closing, rank senior to all other Indebtedness of the Subsidiaries and, by virtue of the secured position of the Guaranty and to the extent of the Collateral, to all trade account payables of any of the Subsidiaries. Except as set forth on Schedule 3(z), (i) neither the Company nor any of the Subsidiaries has any, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents will not have any, outstanding Indebtedness other than (A) pursuant to the Transaction Documents, (B) the FNBW Indebtedness and (C) the Vandenberg Indebtedness, (ii) there are no, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents there will not be any, Liens on any of the assets of the Company or the Subsidiaries, other than (X) pursuant to the Security Documents and (Y) the FNBW Security Interest, and (iii) there are no, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents there will not be any, financing statements securing obligations of any amounts filed against the Company or any of the Subsidiaries or any of their respective assets, other than under the Security Documents. As used in this Agreement, “FNBW Note” means that certain promissory note, dated July 11, 2008, in the outstanding principal amount of $150,000 (as in effect as of the date hereof, without any increase in the principal thereof or the interest rate thereon, and without any waiver, amendment, supplement, restatement or modification thereof, other than to the extend the term thereof) issued by North Texas to the First National Bank of Weatherford (“FNBW”); “FNBW Indebtedness” means the obligation evidenced by the FNBW Note; “FNBW Security Interest” means the security interest granted by North Texas in certain of its vehicles, as specified on Schedule 3(z), in favor of FNBW, as security for the FNBW Indebtedness (as such security interest is in effect on the date hereof, without any waiver, amendment, supplement, restatement or modification after the date hereof); “Vandenberg Note” means that certain promissory note, dated July 8, 2006, in the outstanding principal amount of $75,000 (as in effect as of the date hereof, without any increase in the principal thereof or the interest rate thereon, and without any waiver, amendment, supplement, restatement or modification thereof, other than to the extend the term thereof) issued by Velocity Energy Partners LP to Donald E. Vandenberg; and “Vandenberg Indebtedness” means the obligation evidenced by the Vandenberg Note.

aa. Ranking of Notes. No Indebtedness (as defined in the Notes) of the Company (other than the FNBW Indebtedness) is, or will be upon consummation of the transactions contemplated hereby and by the other Transaction Documents, senior to or ranks or will rank pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest or damages or upon liquidation or dissolution or otherwise; provided that, the fees owing under this Agreement pursuant to Section 4(i) shall rank first in priority and ahead of the Notes.

bb. Real Property. Schedule 3(bb) contains a complete and correct list of all the real property; leasehold interests; fee interests; oil, gas and other mineral drilling, exploration and development rights; royalty, overriding royalty, and other payments out of or pursuant to production; other rights in and to oil, gas and other minerals, including contractual rights to production, concessions, net profits interests, working interests and participation interests (including all Hydrocarbon Property (as defined in the Mortgages)); any other contractual rights for the acquisition or earning of any of such interests in the real property; facilities; fixtures; equipment that (i) are leased or otherwise owned or possessed by the Company or any of the Subsidiaries, (ii) in connection with which the Company or any of the Subsidiaries has entered into an option agreement, participation agreement or acquisition and drilling agreement or (iii) the Company or any of the Subsidiaries has agreed to lease or otherwise acquire or may be obligated to lease or otherwise acquire in connection with the conduct of its business (collectively, including any of the foregoing acquired after the date of this Agreement, the “Real Property”), which list identifies all of the Real Property and specifies which of the Company or the Subsidiaries leases, owns or possesses each of the Real Properties or will do so upon consummation of the Purchases. Schedule 3(bb) also contains a complete and correct list of all leases and other agreements with respect to which the Company or any of the Subsidiaries is a party or otherwise bound or affected with respect to the Real Property, except easements, rights of way, access agreements, surface damage agreements, surface use agreements or similar agreements that pertain to Real Property that is contained wholly within the boundaries of any owned or leased Real Property otherwise described on Schedule 3(bb) (the “Real Property Leases”). Except as set forth on Schedule 3(bb), the Company or one of the Subsidiaries is the legal and equitable owner of a leasehold interest in all of the Real Property, and possesses good, marketable and defensible title thereto, free and clear of all Liens (other than Permitted Liens) and other matters affecting title to such leasehold that could impair the ability of the Company or the Subsidiaries to realize the benefits of the rights provided to any of them under the Real Property Leases. Except as set forth on Schedule 3(bb), all of the Real Property Leases are valid and in full force and effect and are enforceable against all parties thereto. Except as set forth on Schedule 3(bb), neither the Company nor any of the Subsidiaries nor, to the Company’s Knowledge, any other party thereto is in default in any material respect under any of such Real Property Leases and no event has occurred which with the giving of notice or the passage of time or both could constitute a default under, or otherwise give any party the right to terminate, any of such Real Property Leases, or could adversely affect the Company’s or any of the Subsidiaries’ interest in and title to the Real Property subject to any of such Real Property Leases. No Real Property Lease is subject to termination, modification or acceleration as a result of the transactions contemplated hereby or by the other Transaction Agreements. Except as set forth on Schedule 3(bb), all of the Real Property Leases will remain in full force and effect upon, and permit, the consummation of the transactions contemplated hereby (including the granting of leasehold mortgages). The Real Property is permitted for its present uses under applicable zoning laws, is permitted conforming structures and complies with all applicable building codes, ordinances and other similar Laws. Except as set forth on Schedule 3(bb), there are no pending or threatened condemnation, eminent domain or similar proceedings, or litigation or other proceedings affecting the Real Property, or any portion or portions thereof. Except as set forth on Schedule 3(bb), there are no pending or threatened requests, applications or proceedings to alter or restrict any zoning or other use restrictions applicable to the Real Property that would interfere with the conduct of the Company’s or any of the Subsidiaries’ business as conducted or proposed to be conducted (including as described to Buyers) at the time this representation is made. Except as set forth on Schedule 3(bb), there are no restrictions applicable to the Real Property that would interfere with the Company’s or any Subsidiary’s making an assignment or granting of a leasehold or other mortgage to Buyers as contemplated by the Security Documents, including any requirement under any Real Property Leases requiring the consent of, or notice to, any lessor of any such Real Property. Except as set forth on Schedule 3(bb), all of the Real Property is located in the State of Texas. Except as set forth on Schedule 3(bb), all of the wells on the Real Property have been drilled and completed at legal locations within the boundaries of the appropriate Real Property Lease; and no such well is subject to penalties on allowables after the date hereof because of any overproduction or violation of applicable laws, rules, regulations, permits or judgments, orders or decrees of any court or governmental body or agency which would prevent such well from being entitled to its full legal and regular allowance from and after the date hereof as prescribed by any court or Governmental Entity. Except as set forth on Schedule 3(bb), there are no joint operating agreements applicable to the Real Property. Neither the Company nor any of the Subsidiaries will be obligated, as of the Closing Date or thereafter, including by virtue of a prepayment arrangement, make-up right under a production sales contract containing a “take or pay” or similar provision, production payment, buydowns, buyouts, or any other arrangement, (i) to deliver hydrocarbons, or proceeds from the sale thereof, attributable to any of the Real Property at some future time without then or thereafter receiving the full contract price therefore, or (ii) to deliver oil or gas (or cash in lieu thereof) from the Real Property to other owners of interests as a result of past production by any such owner, the Company or the Subsidiaries or any of their respective predecessors in excess of the share to which it was entitled with respect to such Real Property. Except as set forth on Schedule 3(bb), no Person has any call upon, option to purchase or similar right to obtain production from the portion of the Real Property. To the Company’s Knowledge, the Real Property Leases will by their terms remain in effect for at least as long as oil, gas or other minerals are produced in paying quantities or they are otherwise maintained by operations.

cc. Excluded Subsidiaries and Velocity Subsidiaries. All of the assets and liabilities of each of River Reinsurance Limited, a Barbados exempt insurance company (“River Sub”) River Capital Holdings Limited, a Barbados exempt corporation (“Holdings Sub”; and together with River Sub, the “Excluded Subsidiaries”), Velocity Energy Limited LLC, a Texas limited liability company (“VEL”), Velocity Energy Partners LP, a Delaware limited partnership (“VEP”), and Velocity Energy Offshore LP, a Delaware limited partnership (together with VEL and VEP, the “Velocity Subsidiaries”), are set forth on Schedule 3(cc). Except as set forth on Schedule 3(cc), no Excluded Subsidiary or Velocity Subsidiary has employed any employees or engaged in any business operations or other activities. No Excluded Subsidiary or Velocity Subsidiary has or is authorized to maintain, except as set forth on Schedule 3(u), any bank account, brokerage account or other similar account, possesses any cash or other assets or has any other means to acquire cash or to use or spend cash or credit.

dd. No Materially Adverse Contracts, Etc. Neither the Company nor any Subsidiary is subject to any charter, contract, agreement, instrument, corporate or other legal restriction, or any judgment, decree, order, rule, regulation or other Law that in the judgment of the Company’s officers, respectively, has, or is expected in the future to have, a Material Adverse Effect.

ee. Investment Company. Neither the Company nor any Subsidiary is or upon Closing will be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

ff. Stock Options. Except as set forth on Schedule 3(ff), every Option issued by the Company (I) has (or, if no longer outstanding, had), with respect to each share of Common Stock into which it was or is convertible or for which it was or is exercisable or exchangeable, an exercise price equal to or greater than the fair market value per share of Common Stock on the date of grant of such Option, (II) was issued in compliance with the terms of the plan under which it was issued and in compliance with applicable Laws, rules and regulations, including the rules and regulations of the Principal Market, and (III) has been accounted for in accordance with GAAP and otherwise been disclosed accurately and completely and in accordance with the requirements of the securities laws, including Rule 402 of Regulation S-B promulgated under the 1933 Act and Rule 402 of Regulation S-K promulgated under the 1933 Act, as applicable, and the Company has paid, or properly reserved for, all taxes payable with respect to each such Option (including with respect to the issuance and exercise thereof), and has not deducted any amounts from its taxable income that it is not entitled to deduct with respect to any such stock option (including the issuance and exercise thereof). As used in this Agreement, “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities; and “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

gg. Overrides. The Overrides, upon execution and delivery by the parties thereto, (i) will legally and effectively convey perpetual overriding royalty interests in the hydrocarbon production of all of the Company’s and the Subsidiaries’ current and future interest in all of their then current Real Property, in the percentages and as otherwise described in such conveyances, in each of the respective jurisdictions in which such Real Property is located, and (ii) will provide legal descriptions of the Subject Lands (as defined in each of the Overrides) sufficient to satisfy all requirements relating to such descriptions in each of such jurisdictions.

hh. Schedules. Each Schedule with respect to the statements made in Section 3 accurately indicates, as applicable, the Person (e.g., the Company or the specific Subsidiary) to which the disclosures thereon apply.

4. AFFIRMATIVE COVENANTS.

a. Reasonable Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

b. Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to Buyers promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to Buyers at the Closing to occur on the Closing Date pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide to Buyers evidence of any such action so taken on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

c. Reporting Status.

(i) Until the latest of (i) the first date on which no Notes remain outstanding, (ii) the date on which the Security Agreement has terminated, and (iii) the date on which the Buyers no longer own any Securities (the period ending on such latest date, the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act, even if the securities laws would otherwise permit such termination.

(ii) With a view to making available to the holders of the Securities the benefits of Rule 144, the Company agrees to, during the Reporting Period, (A) make and keep public information available, as those terms are understood and defined in Rule 144; (B) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (C) furnish to each holder of Securities so long as such holder of Securities owns Securities, promptly upon request, (1) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144 and the 1934 Act, (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company if such reports are not publicly available via EDGAR, and (3) such other information as may be reasonably requested to permit the holders of Securities to sell such Securities pursuant to Rule 144 without registration.

(iii) If the Company at any time, during the period commencing on the date that is six (6) months after the Closing Date and ending on the first date on which (A) no Override Exchange Shares or Override Warrants may be issued pursuant to an Override Exchange and no Warrant Shares (including Override Warrant Shares) may be issued upon exercise of the Warrants (including any Override Warrants) and (B) all of the Warrant Shares (including any Override Warrant Shares), the Common Override Exchange Shares and the Conversion Shares issued or issuable upon conversion of any Preferred Override Exchange Shares may be sold by the holders thereof pursuant to Rule 144 without limitation and without compliance with the current public information requirement thereof, fails to timely file with the SEC an annual report on Form 10-K or a quarterly report on Form 10-Q (i.e., fails to file any such report on or before the applicable filing deadline therefor, without giving effect to any extensions of time that may be permitted by Rule 12b-25 under the 1934 Act (or successor thereto)), or on any day hereafter sales of all of the Securities cannot be made as a result of a breach or violation of this Section 4(c), then, as partial relief for the damages to any holder of Securities by reason of any reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available hereunder, at law or in equity), the Company shall pay to each such holder an amount in cash equal to two percent (2%) of the Aggregate Market Value of the Warrant Shares (including any Override Warrant Shares), the Common Override Exchange Shares and the Conversion Shares held by (or issuable upon exercise or conversion (without regard to any limitation thereon) of any Warrants (including any Override Warrants) or Preferred Override Exchange Shares held by) such holder with respect to each thirty (30) day period occurring on and after such failure, breach or violation and prior to the date that the applicable annual or quarterly report is filed with the SEC or the breach or violation is cured, as applicable (in each case, pro rated for periods totaling less than thirty (30) days). The payments to which a holder shall be entitled pursuant to this Section 4(c) are referred to herein as “Filing Delay Payments.” Filing Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Filing Delay Payments are incurred and (II) the third (3rd) Business Day after the failure, breach or violation giving rise to the Filing Delay Payments is cured. Notwithstanding the foregoing, no Filing Delay Payments shall accrue with respect to any period after the later of (A) the one-year anniversary of the date hereof, and (B) the first date after the Override Exchange Date (or, if the Company fails to deliver an Override Exchange Notice by the two-year anniversary of the Closing Date, the first date after such two-year anniversary) as of which the holders of Securities may sell all of the Securities pursuant to Rule 144 without the requirement for compliance with Rule 144(c) (or successor thereto). In the event the Company fails to make Filing Delay Payments in a timely manner, such Filing Delay Payments shall bear interest, in each case until paid in full, at the rate of one and one-half percent (1.5%) per month, prorated for partial months. For purposes hereof, (i) “Market Value” of any of the Warrant Shares (including any Override Warrant Shares), the Common Override Exchange Shares or the Conversion Shares held by (or issuable upon exercise or conversion (without regard to any limitation thereon) of any Warrants (including any Override Warrants) or Preferred Override Exchange Shares held by) any holder means the arithmetic average of the Weighted Average Price of the Common Stock on the Principal Market (X) on each of the five (5) Trading Days immediately preceding the date of original issuance of such Warrant Share (including an Override Warrant Share), Common Override Exchange Share or Conversion Share, pursuant to the Warrant (including an Override Warrant), the Override Exchange or the Preferred Override Exchange Shares (as applicable) or, (Y) if not yet issued but issuable upon exercise or conversion (without regard to any limitation thereon) of a Warrant (including an Override Warrant) or Preferred Override Exchange Share, on each of the five (5) Trading Days immediately preceding the date of the failure, breach or violation initially giving rise to the Filing Delay Payments; (ii) “Aggregate Market Value” of the Warrant Shares, the Override Warrant Shares, the Common Override Exchange Shares and the Conversion Shares held by any holder thereof means the sum of the respective Market Values of all of the Warrant Shares, the Common Override Exchange Shares and the Conversion Shares held by such holder; and (iii) “Trading Days” means any day on which the Common Stock is traded on its Principal Market (as defined in Section 3(s)); provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade, or actually trades, on its Principal Market for less than 4.5 hours.

d. Use of Proceeds. Subject to the terms and conditions of the Supplemental Account Control Agreement, the Company will use the net proceeds from the sale of the Notes, Warrants and Overrides as follows: (i) $5 million of the proceeds shall be used to fund a future acquisitions of oil and gas properties to be agreed upon in writing by Marquis and the Company (any such acquisition agreed upon in writing by the Company and Marquis, on terms approved by Marquis in its sole discretion and effected in compliance with this Agreement (including Sections 4(u)) and 4(bb), the Security Documents and the other Transaction Documents being referred to as an “Agreed Acquisition”); (ii) $1 million of the proceeds shall be used to pay outstanding principal under the Old Notes; (iii) an amount equal to the sum of the aggregate outstanding principal amount of those certain subordinated demand notes, dated October 30, 2008 and November 7, 2008, in an original aggregate principal amount of $125,000, issued by North Texas to Marquis, plus the aggregate amount of accrued but unpaid interest thereon, shall be used to repay such subordinated demand notes in full (and Marquis shall be entitled to withhold such amount from its Purchase Price payable at the Closing); and (iv) the remainder of the proceeds shall be used to pay expenses and commissions related to the sale of the Notes and Warrants, for drilling services and other Real Property related costs and expenses (including for current and near-term Matagorda Bay wells), for general and administrative expenses and otherwise for general working capital. The Company shall use its reasonable best efforts to promptly identify one or more acquisition opportunities which, in its good faith determination, are eligible to be Agreed Acquisitions. Marquis hereby covenants and agrees that it shall promptly review each acquisition opportunity identified by the Company pursuant to the preceding sentence and use good faith efforts to determine whether it deems any such opportunity is to be an Agreed Acquisition (including considering whether such acquisition provides current cash flow for debt service and working capital). If the Company and Marquis agree in writing that any such acquisition opportunity constitutes an Agreed Acquisition, the Company shall use its reasonable best efforts to consummate such Agreed Acquisition, and shall do so only on the terms approved by Marquis and in compliance with this Agreement (including Sections 4(u) and 4(bb)), the Security Documents and the other Transaction Documents. Marquis shall take such action as shall be necessary to allow use of funds in the Acquisition Account for payment of the purchase price for such Agreed Acquisition, on such terms and in such compliance.

e. Financial Information. The Company agrees to send the following to each Buyer during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are immediately available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of each of its quarterly reports on Form 10-Q and annual reports on Form 10-K (each, a “Periodic Report”), Current Reports on Form 8-K, registration statements (other than on Form S-8) and amendments and supplements to each of the foregoing, (ii) unless immediately available through Bloomberg Financial Markets (or any successor thereto), facsimile copies of all press releases issued by the Company or any of the Subsidiaries, contemporaneously with the issuance thereof, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

f. Internal Accounting Controls. During the Reporting Period, the Company shall, and shall cause each of the Subsidiaries to (i) at all times keep books, records and accounts with respect to all of such Person’s business activities, in accordance with sound accounting practices and GAAP consistently applied, (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (C) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences, (iii) timely file and make publicly available on the SEC’s EDGAR system, all certifications and statements required by (M) Rule 13a-14 or Rule 15d-14 under the 1934 Act and (N) Section 906 of Sarbanes Oxley with respect to any Company SEC Documents, (iv) maintain disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act, (v) cause such disclosure controls and procedures to be effective at all times to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (X) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (Y) is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure, (vi) maintain internal control over financial reporting required by Rule 13a-14 or Rule 15d-14 under the 1934 Act, and (vii) cause such internal control over financial reporting to be effective at all times and not contain any material weaknesses.

g. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the aggregate number of shares of Common Stock issuable upon exercise of the Warrants (including any Override Warrants), or pursuant to the Override Exchange (without regard to any limitations on exercise thereof) and, after the Preferred Authorization, no less than 100% of the aggregate number of shares of Preferred Stock that may be issued pursuant to the Override Exchange.

h. Listing. The Company shall take all actions necessary to cause the Common Stock to remain eligible for quotation on the OTC Bulletin Board, unless listed on a national securities exchange. The Company shall use its reasonable commercial efforts to (i) secure the listing of the Common Stock on a national securities exchange as promptly as reasonably practicable following the first date on which the Company meets the quantitative listing standards therefor and (ii) maintain such listing at all times thereafter. Following such listing, the Company shall not, and shall cause each of the Subsidiaries not to, take any action that would be reasonably expected to result in the delisting or suspension or termination of trading of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(h).

i. Expenses. Subject to Section 9(k) below, at the Closing, the Company shall pay each Buyer a reimbursement amount equal to all such Buyer’s legal, due diligence and other expenses (less such amounts previously paid by the Company) incurred in connection with the Closing, including without limitation fees and expenses of attorneys, investigative and other consultants and travel costs and all other expenses relating to negotiating and preparing the Transaction Documents and consummating the transactions contemplated thereby. The aggregate amount payable to each Buyer pursuant to the preceding sentence at Closing shall be withheld as an off-set by such Buyer from its Purchase Price to be paid by it at Closing. Additionally, at the Closing, the Company shall pay all of its own legal, due diligence and other expenses, including fees and expenses of attorneys, investigative and other consultants and travel costs and all other expenses, relating to negotiating and preparing the Transaction Documents and consummating the transactions contemplated thereby. In addition to the fee and reimbursement obligations of the Company set forth above in this Section 4(i), and not in limitation thereof, following the Closing, the Company shall promptly reimburse each Buyer, each holder of Securities and the Collateral Agent for all of the respective out-of-pocket fees, costs and expenses incurred thereby in connection with any amendment, modification or waiver of any of the Transaction Documents, the enforcement of such Person’s rights and remedies under any of the Transaction Documents and/or any release, termination, amendment or modification of any mortgage, Lien or other security interest of any Buyer or holder or the Collateral Agent in any of the Collateral (as defined in the Security Agreement).

j. Disclosure of Transactions and Other Material Information.

(i) Not later than 5:30 p.m. (New York City time) on the second (2nd) Business Day following the execution and delivery of this Agreement, the Company shall file the Announcing 8-K with the SEC. The “Announcing Form 8-K” (A) shall describe the terms of the transactions contemplated by this Agreement and the other Transaction Documents, including the issuance of the Notes and the Warrants, (B) shall include as exhibits to such Form 8-K this Agreement (including the schedules hereto), the form of Note, the form of Warrant, the form of Security Agreement, the form of Guaranty, the form of Pledge Agreement, the form of Mortgage, the form of Account Control Agreement, the form of Supplemental Account Control Agreement and the form of Conveyance of Limited Overriding Royalty Interests, and (C) shall include any other information required to be disclosed therein pursuant to any securities laws or other Laws.

(ii) Subject to the agreements and covenants set forth in this Section 4(j), the Company shall not issue any press releases or any other public statements with respect to the transactions contemplated hereby or disclosing the name of any Buyer; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (A) in substantial conformity with the Announcing Form 8-K and contemporaneously therewith and (B) as is required by applicable Law, including as is required by Form 8-K or any successor form thereto (provided that such Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof upon request).

(iii) The Company represents, warrants and covenants to each Buyer that, from and after the filing of the Announcing Form 8-K with the SEC (subject to Section 4(n)), such Buyer shall not be in possession of any material non-public information received from the Company, any of the Subsidiaries or any of their respective officers, directors, employees or agents. Notwithstanding any provision herein to the contrary, the Company shall not, and shall cause each of the Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Buyer or Investor (as defined in Section 4(k)) with any material non-public information regarding the Company or any of the Subsidiaries from and after the filing of the Announcing Form 8-K with the SEC, without the express prior written consent of such Buyer or Investor. In the event of a breach of the foregoing covenant by the Company, any of the Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, such Buyer or Investor shall have the right to make a public disclosure in the form of a press release, public advertisement or otherwise, of such material non-public information without the prior approval by the Company, the Subsidiaries, or any of its or their respective officers, directors, employees or agents. Buyers shall not have any liability to the Company, the Subsidiaries or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Notwithstanding anything to the contrary herein, in the event that the Company believes that a notice or communication to any Buyer or Investor contains material, non-public information relating to the Company or any of the Subsidiaries, the Company so shall indicate to such Buyer or Investor contemporaneously with delivery of such notice or communication, and such indication shall provide such Buyer or Investor the means to refuse to receive such notice or communication; and in the absence of any such indication, the holders of the Securities shall be allowed to presume that all matters relating to such notice or communication do not constitute material, non-public information relating to the Company or any of the Subsidiaries. Upon receipt or delivery by the Company or any of the Subsidiaries of any notice in accordance with the terms of the Transaction Documents, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or the Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, non-public information pursuant to the securities laws.

k. Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by Buyers or their transferees (each, including any such Buyer, an “Investor”) in connection with a bona fide margin agreement or other bona fide loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting any such pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including Section 2(f) of this Agreement. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

l. Notices. From the date of this Agreement until the first date following the Closing Date on which no Notes are outstanding and the Security Agreement has terminated (the period ending on such latest date, the “Security Period”), the Company shall and shall cause each of the Subsidiaries to:

(i) Locations. Promptly (but in no event less than ten (10) days prior to the occurrence thereof) notify Buyers of the proposed opening of any new place of business or new location of Collateral (as defined in the Security Agreement), the closing of any existing place of business or location of Collateral, any change in the location of such Person’s books, records and accounts (or copies thereof), the opening or closing of any post office box, the opening or closing of any bank account or, if any of the Collateral consists of Goods (as defined in the Security Agreement) of a type normally used in more than one state, the use of any such Goods in any state other than a state in which such Person has previously advised a Buyer that such Goods will be used.

(ii) Names and Trade Names. Notify Buyers in writing (A) at least thirty (30) days in advance of any change in such Person’s legal name and (B) within ten (10) days of the change of the use of any trade name, assumed name, fictitious name or division name not previously disclosed to all Buyers in writing.

(iii) ERISA Matters. Promptly notify Buyers of (x) the occurrence of any “reportable event” (as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), which might result in the termination by the Pension Benefit Guaranty Corporation (the “PBGC”) of any employee benefit plan (“Plan”) covering any officers or employees of such Person, any benefits of which are, or are required to be, guaranteed by the PBGC, (y) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor or (z) its intention to terminate or withdraw from any Plan.

(iv) Environmental Matters. Immediately notify Buyers upon becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any non-compliance with or violation of the requirements of any Environmental Law by such Person or the generation, use, storage, treatment, transportation, manufacture handling, production or disposal of any Hazardous Materials in violation of the requirements of any Environmental Law or any other environmental, health or safety matter which affects such Person or its business operations or assets or any properties at which such Person has transported, stored or disposed of any Hazardous Materials, unless the foregoing could not reasonably be expected to have a Material Adverse Effect.

(v) Default; Material Adverse Effect. Promptly advise Buyers of any material adverse change in the business, property, assets, operations or financial condition of such Person, any other Material Adverse Effect, or the occurrence of any Event of Default (as defined in any Note) or the occurrence of any event which, if uncured, will become an Event of Default after notice or lapse of time (or both).

All of the foregoing notices shall be provided by the Company or applicable Subsidiary to such Buyers in writing.

m. Compliance with Laws and Maintenance of Permits. During the Security Period, the Company shall, and shall cause each of the Subsidiaries to, maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would reasonably be expected to have a Material Adverse Effect and to remain in compliance with all Laws (including Environmental Laws and Laws relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure with which to comply would have a Material Adverse Effect on such Person. Following any determination by Marquis in its sole discretion that there is non-compliance, or any condition which requires any action by or on behalf of the Company or any of the Subsidiaries in order to avoid non-compliance, with any Environmental Law, Marquis may, at the Company’s expense, cause an independent environmental engineer reasonably acceptable to Marquis to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver to Buyers a report setting forth the results of such tests, a proposed plan for remediation and an estimate of the costs thereof, and the Company and/or its applicable Subsidiary(ies) shall promptly undertake such recommended or necessary remedial actions as shall be necessary to avoid a Material Adverse Effect.

n. Inspection and Audits. During the Security Period, (i) the Company shall, and shall cause each of the Subsidiaries to, permit Buyers, or any Persons designated by a Buyer, to call at such Person’s places of business at any reasonable times and upon prior written notice, and, without unreasonable hindrance or delay, to inspect, examine and audit the Collateral and to inspect, audit, check and make extracts from such Person’s books, records, journals, orders, receipts and any correspondence and other data relating to such Person’s business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning such Person’s business as such Buyer may consider reasonable under the circumstances; and (ii) each Buyer, through their officers, employees or agents shall have the right, at any time and from time to time, in such Buyer’s name, to verify the validity, amount or any other matter relating to any of the Company’s and the Subsidiaries’ Accounts (as defined in the Security Agreement), by mail, telephone, telecopy, electronic mail or otherwise. Notwithstanding anything to the contrary herein, upon written request to the Company by any Buyer, the Company shall promptly provide such Buyer with any financial, operating or other type of information requested by such Buyer, subject to such Buyer’s execution of a confidentiality agreement reasonably acceptable to the Company with respect to such information, which execution shall constitute a waiver, with respect to any material non-public information regarding the Company and the Subsidiaries provided to such Buyer directly in response to such written request, of the restriction herein on the Company’s disclosure to such Buyer of material non-public information. The Company shall pay to such Buyer all costs and out-of-pocket expenses incurred by such Buyer in the exercise of its rights hereunder, and all of such fees, costs and expenses shall constitute Indebtedness under the Note of such Buyer, shall be payable on demand by the Company to such Buyer and, until paid, shall bear interest at the Applicable Interest Rate (as defined in the Notes).

o. Insurance. During the Security Period, the Company shall, and shall cause each of the Subsidiaries to:

(i) Keep the Collateral properly housed (to the extent possible) and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks with companies that regularly insure Persons engaged in businesses similar to that of such Person, such coverage and the premiums payable in respect thereof to be acceptable in scope and amount to the Collateral Agent. Original (or certified) copies of such policies of insurance have been or shall be, no later than ten (10) days prior to the Closing Date, delivered to Buyers, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance reasonably acceptable to Collateral Agent, showing loss under such insurance policies payable to Collateral Agent. Such endorsement, or an independent instrument furnished to the Collateral Agent, shall provide that the insurance company shall give the Collateral Agent at least thirty (30) days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of the Company or the applicable Subsidiary or any other Person shall affect the right of the Collateral Agent to recover under such policy of insurance in case of loss or damage. In addition, the Company or the applicable Subsidiary shall cause to be executed and delivered to the Collateral Agent an assignment of proceeds of its business interruption insurance policies (if any).

(ii) Maintain, at its expense, such public liability and third party property damage insurance with companies that regularly insure Persons engaged in businesses similar to that of such Person, such coverage and the premiums payable in respect thereof to be acceptable in scope and amount to the Collateral Agent. Original (or certified) copies of such policies have been or shall be, no later than ten (10) days prior to the Closing Date, delivered to Buyers, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing the Collateral Agent as an additional insured thereunder and providing that the insurance company shall give Collateral Agent at least thirty (30) days written notice before any such policy shall be altered or canceled.

(iii) If the Company or any of the Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, any Buyer, without waiving or releasing any obligation or default by the Company hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as such Buyer deems advisable. Such insurance, if obtained by a Buyer, may, but need not, protect the Company’s and the Subsidiaries’ interests or pay any claim made by or against the Company and the Subsidiaries with respect to the Collateral. Such insurance may be more expensive than the cost of insurance the Company and the Subsidiaries may be able to obtain on their own and may be cancelled only upon the Company and the Subsidiaries’ providing evidence that they have obtained the insurance as required above. All sums disbursed by Buyers in connection with any such actions, including court costs, expenses, other charges relating thereto and reasonable attorneys’ fees, shall constitute Indebtedness under the Notes of the applicable Buyers, shall be payable on demand by the Company to such Buyers and, until paid, shall bear interest at the Applicable Interest Rate (as defined in the Notes).

p. Collateral. During the Security Period, the Company shall and shall cause the Subsidiaries to maintain the Collateral in good condition, repair and order shall make all necessary repairs to the Equipment (as defined in the Security Agreement) and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained, subject to normal wear and tear after the Closing Date.

q. Taxes. During the Security Period, the Company shall and shall cause each of the Subsidiaries to file all required tax returns and pay all of its taxes when due, subject to any extensions granted by the applicable taxing authority, including taxes imposed by federal, state or municipal agencies, and shall cause any Liens for taxes to be promptly released; provided, that Person shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on such Person’s financial statements; (ii) the contesting of any such payment does not give rise to a Lien for taxes; (iii) such Person keeps on deposit with the Collateral Agent (such deposit to be held without interest) an amount of money which, in the sole judgment of the Collateral Agent, is sufficient to pay such taxes and any interest or penalties that may accrue thereon; and (iv) if such Person fails to prosecute such contest with reasonable diligence, the Collateral Agent may apply the money so deposited in payment of such taxes. If the Company or a Subsidiary fails to pay any such taxes (other than taxes not yet due, subject to an extension or subject to a contest) and in the absence of any such contest by such Person, a Buyer may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any Lien therefor, and any sums so advanced by Buyers shall constitute Indebtedness under the Notes of the applicable Buyers, shall be payable by the Company to such Buyers on demand, and, until paid, shall bear interest at the Applicable Interest Rate (as defined in the Notes).

r. Intellectual Property. During the Reporting Period, the Company shall and shall cause each of the Subsidiaries to maintain adequate licenses, patents, patent applications, copyrights, service marks and trademarks to continue its business as presently proposed to be conducted by it (including as described to Buyers prior to the date hereof) or as hereafter conducted by it, unless the failure to maintain any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

s. Patriot Act, Investor Secrecy Act and Office of Foreign Assets Control. As required by federal law and each Buyer’s policies and practices, Buyers may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services, and, from the date of this Agreement until the end of the Reporting Period, the Company agrees to, and shall cause each of the Subsidiaries to, provide such information to Buyers.

t. Drilling Title Opinions. During the Security Period, prior to the Company’s or any of the Subsidiaries’ drilling on any of the Real Property, the Company or such Subsidiary will obtain a customary drilling title opinion with respect to such drillsite. Upon written request to the Company by a Buyer, the Company shall promptly provide such Buyer with a copy of such drilling title opinion, subject to such Buyer’s execution of a confidentiality agreement reasonably acceptable to the Company with respect thereto; provided, however, that any such request shall constitute a waiver, with respect to any material non-public information regarding the Company and the Subsidiaries contained in such drilling title opinion, of the restriction herein on the Company’s disclosure to such Buyer of material non-public information.

u. Security Covenants. During the Security Period, Company shall, and shall cause each of the Subsidiaries to, at its own respective cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as such Buyer or the Collateral Agent may from time to time request in order to carry out the intent and purposes of this Agreement, the Security Documents and the other Transaction Documents and the transactions contemplated hereby and thereby, including all such actions to establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of the Collateral Agent for the benefit of such Buyer on the Collateral (as each term is defined in the Security Agreement, and including Collateral acquired after the date hereof), including on any and all assets of the Company and each of the Subsidiaries, whether now owned or hereafter acquired.

(i) Without limiting the generality of the foregoing, in the event that the Company or any of the Subsidiaries shall, during the Security Period, acquire or form any new Subsidiary after the date hereof, the Company shall, or shall cause the respective Subsidiary to cause such new Subsidiary, upon such acquisition or concurrently with such formation, as applicable, (A) to execute, and thereafter perform its obligations under, the Security Agreement and the Guaranty and to take such other action (including authorizing the filing of such UCC financing statements and delivering certificates in respect of the equity securities of such Subsidiary) as shall be necessary or appropriate to establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of the Collateral Agent for the benefit of the Collateral Agent and Buyers on all assets, both real and personal, in which such new Subsidiary has or may thereafter acquire any interest, (B) to execute such other Security Documents, in form and content acceptable to the Collateral Agent, as may be required or requested by the Collateral Agent in connection with the actions contemplated by the preceding clause (A), and (C) to deliver such proof of corporate (or comparable) action, incumbency of officers, opinions of counsel and other documents as the Collateral Agent shall have required or requested.

(ii) During the Security Period, (A) the Company shall, and shall cause each of the Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of the Subsidiaries is a wholly-owned Subsidiary, and that the Collateral Agent shall have, for the benefit of the Collateral Agent and Buyers, a first priority Lien on all Capital Stock or other equity securities of each of the Subsidiaries concurrently with acquisition or formation of such Subsidiary; and (B) the Company shall or shall cause each of the Subsidiaries to, deliver promptly to the Collateral Agent, to the extent required by the applicable Security Documents, the certificates evidencing such securities, accompanied by undated powers executed in blank and to take such other action as the Collateral Agent shall request to perfect the security interest created therein pursuant to such Security Documents.

(iii) Concurrently with the acquisition by the Company or any of the Subsidiaries, at any time during the Security Period, of any real estate or real property leasehold interests, the Company shall deliver or cause to be delivered to the Collateral Agent, with respect to such real estate, (A) a mortgage or deed of trust, as applicable, in form and substance satisfactory to the Collateral Agent, executed by the title holder thereof, (B) an ALTA lender’s title insurance policy issued by a title insurer reasonably satisfactory to the Collateral Agent in form and substance and in amounts reasonably satisfactory to the Collateral Agent ensuring the Collateral Agent’s first priority Lien on such real estate, free and clear of all defects, encumbrances and Liens except Permitted Liens; (C) a current ALTA survey, certified to the Collateral Agent by a licensed surveyor, in form and substance satisfactory to the Collateral Agent, (D) a certificate, in form and substance acceptable to the Collateral Agent, to the Collateral Agent from a national certification agency acceptable to the Collateral Agent, certifying that such real estate is not located in a special flood hazard area, and (E) in the case of real estate that consists of a leasehold estate, such estoppel letters, consents and waivers from the landlords and non-disturbance agreements from any holders of mortgages or deeds of trust on such real estate as may be requested by the Collateral Agent, all of which shall be in form and substance satisfactory to the Collateral Agent.

(iv) With respect to any Production Proceeds (as defined in the Mortgages) received by Company or any of the Subsidiaries during the Security Period which constitute (A) payment of oil or gas proceeds received on account of, or for the benefit of, any third-party owner of oil or gas interests or (B) taxes, charges, costs and expenses that are required to be paid on account of such Production Proceeds on account of, or for the benefit of, any third-party owner of oil or gas interests (the items in clauses (A) and (B), the “Third-Party Production Proceeds”), the Company shall, and shall cause the Subsidiaries to, segregate that portion of Production Proceeds received on any day constituting Third-Party Production Proceeds into a segregated Deposit Account (as defined in the Security Agreement) covered by an Account Control Agreement which only has Third-Party Production Proceeds on deposit therein at any time. The Company shall, and shall cause the Subsidiaries to, deposit all Production Proceeds not constituting Third-Party Production Proceeds into a Deposit Account of the Company or one of the Subsidiaries which does not contain Third-Party Production Proceeds or any other Production Proceeds that are subject to an ownership interest or other claim by any third-party. The Company shall provide written notice to the holders of the Notes as to which Deposit Account is segregated for Third-Party Production Proceeds, and shall not change the Deposit Account segregated for Third-Party Production Proceeds without prior written consent of each holder of the Notes. The Company shall, and shall cause the Subsidiaries to, receive, collect and enforce their rights to receive payment of Production Proceeds, enforcing liens and security interests in respect thereof and protecting their interests in and to all Production Proceeds.

(v) During the Security Period, the Company shall, and shall cause each of the Subsidiaries to, (A) refrain from engaging to any extent in any business other than the ownership and operation of oil, gas and other hydrocarbon drilling, exploration and development rights, concessions, working interests and participation interests and hydrocarbon transportation facilities and businesses reasonably related thereto or in furtherance thereof, and (B) preserve, renew and keep in full force and effect their respective material rights, privileges and franchises necessary or desirable in the normal conduct of their business.

v. Subsidiary Interests. At all times following the Closing, all of the equity interests of each of the Subsidiaries shall be certificated or otherwise represented in tangible form.

w. Subsidiary Restrictions.

(i) Excluded Subsidiaries. The Company shall sell, transfer or otherwise divest itself of all interests in the Excluded Subsidiaries in a transaction that is negotiated on an arm’s length basis, is on terms and conditions that the Company reasonably believes are no less favorable to the Company than those that would have been obtained on an arm’s length basis from a third party that is not a Related Party (the “Divestiture”), as soon as reasonably practicable after the Closing Date and following the Divestiture shall have no interest in, or obligations with respect to, any of the assets or liabilities of the Excluded Subsidiaries or the businesses thereof. The Company shall not incur, or be subject to, any expense or liability in connection with the Divestiture. As of the date hereof and at all times thereafter, no Excluded Subsidiary (while it remains a Subsidiary) (A) shall employ any employees, (B) shall engage in any business operations or other activities, or (C) except for the Permitted Insurance Sub Accounts and the Permitted Insurance Sub Funds, shall have, or be authorized to maintain, any bank account, brokerage account or other account with any financial institution, or possess any cash or have, or be authorized to have, any other means to acquire cash or to use or spend cash or credit or lease, own or otherwise possess any properties or assets (other than the insurance licenses held as of the date hereof). At no time prior to the Divestiture shall any additional monies or funds shall be deposited, or be permitted to be deposited, into the Permitted Insurance Sub Account. As used in this Agreement, the “Permitted Insurance Sub Accounts” means the bank accounts of the Excluded Subsidiaries listed on Schedule 3(u) as each such account exists as of the date of this Agreement; and “Permitted Insurance Sub Funds” means funds in the Permitted Insurance Sub Accounts necessary to capitalize the Excluded Subsidiaries for purposes of maintaining their insurance license, in an amount not in excess of $135,000.

(ii) Velocity Subsidiaries. As of the date hereof and at all times thereafter until the first date on which (I) all Liens on the assets of the Velocity Subsidiaries in favor of Amaroil, LLC and evidenced by UCC financing statements filed with the Delaware Department of State as of May 5, 2005 have been terminated and (II) the Collateral Agent has a valid perfected first priority security interest on all of the assets of the Velocity Subsidiaries (such date, the “Velocity Lien Clearance Date”), no Velocity Subsidiary (while it remains a Subsidiary) shall (A) employ any employees, (B) engage in any business operations or other activities, (C) have or be authorized to maintain, any bank account, brokerage account or other account with any financial institution, (D) possess any cash or have, or be authorized to have, any other means to acquire cash or to use or spend cash or credit, or (E) lease, own or otherwise possess any properties or assets (other than any licenses or permits held as of the date hereof). At no time prior to the Velocity Lien Clearance Date shall any additional monies or funds shall be deposited, or be permitted to be deposited, into any account of any Velocity Subsidiary. The Company shall cause the Velocity Lien Clearance Date to be no later than twenty-five (25) calendar days after the Closing Date.

For purposes of this Agreement and the other Transaction Documents, “Included Subsidiaries” means all of the Subsidiaries other than the Excluded Subsidiaries and, prior to the Velocity Lien Clearance Date, the Velocity Subsidiaries.

x. Further Instruments and Acts. From the date of this Agreement until the end of the Reporting Period, upon request of any Buyer or Investor, and the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Agreement and the other Transaction Documents.

y. Additional Financial Information. The Company shall deliver to each Buyer, on the Closing Date, a pro forma consolidated balance sheet (the “Pro Forma Balance Sheet”) of the Company and the Subsidiaries, dated as of the date of the Latest Balance Sheet, that gives effect to the transactions contemplated by this Agreement, each of the other Transaction Documents, the Securities Exchange Agreement and the other agreements and instruments contemplated thereby, as occurring on or as of the Closing Date. The Company represents and warrants to Buyers that the Pro Forma Balance Sheet, (i) shall fairly present such pro forma financial position, (ii) shall be prepared based upon assumptions that provide a reasonable basis for presenting the effects of such transactions, and the pro forma adjustments shall give appropriate effect to such assumptions, (iii) shall be based upon financial information prepared in accordance with GAAP, (iv) shall be consistent with the books and records of the Company and the Subsidiaries (which shall be true, accurate and complete) and (v) shall fairly present such information as of the date presented.

z. Amendment of Certificate of Incorporation. To the extent not yet performed, the Company shall promptly, and in no event more than five (5) business days, after the date that the Company or its counsel is satisfied that the SEC has no further comments on the Preliminary Information Statement pursuant to Section 14(c) of the 1934 Act filed by the Company with the SEC on August 28, 2008, with respect to the Actions to be taken pursuant to the written consent of a majority of the Company’s stockholders dated August 1, 2008, file with the SEC and mail a notice of action by written consent and a Definitive Information Statement pursuant to Section 14(c) of the 1934 Act (collectively, the “Definitive Information Statement”) to all of the stockholders of the Company in accordance with applicable law. The Company represents, warrants and covenants that the Definitive Information Statement (i) shall not contain any statement which is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in an earlier communication with respect to such subject matter which has become false or misleading, and (ii) shall be in a form compliant with, and the mailing thereof shall comply in all respects with, Section 14(c) of the 1934 Act and the rules and regulations thereunder. The “Actions” means an amendment to the Certificate of Incorporation to authorize the issuance of 50,000,000 shares of blank check preferred stock, and an amendment to the Certificate of Incorporation to change the name of the Company to “Velocity Energy Inc.” The Company shall file a certificate of amendment with the Secretary of State of the State of Delaware to effect the Actions no later than twenty-five (25) calendar days after the initial mailing of the Definitive Information Statement (such filing being referred to as the “Preferred Authorization”).

aa. Certificate of Designation. After the Preferred Authorization, and prior to any Override Exchange, the Company shall file with the with the Secretary of State of the State of Delaware the Certificate of Designation; provided that the Company shall not so file the Certificate of Designation until it has received written consent of Marquis to do so. Immediately upon the Preferred Authorization, the Company shall cause to be reserved for issuance 100% of the number of Preferred Shares that may be issued as Preferred Override Exchange Shares.

bb. Additional Overrides. On the date of, and contemporaneously with, the consummation of any Agreed Acquisition, the Company shall deliver (and/or cause the applicable Subsidiaries to deliver) to each of the Buyers Overrides, each duly and validly executed by the Company and each of the Subsidiaries (as applicable), providing such Buyer with perpetual overriding royalty interests, effective from the Closing Date, in the hydrocarbon production of all of the Company’s and the Subsidiaries’ current and future interest in all of any Real Property acquired by the Company or any of the Subsidiaries in such Agreed Acquisition (including through the acquisition of any Person owning any Real Property) equal to three percent (3%), multiplied by such Buyer’s Allocation Percentage.

5. NEGATIVE COVENANTS

a. Prohibition Against Variable Priced Securities. During the Reporting Period, the Company shall not in any manner issue or sell any Options (as defined in Section 3(ff) or Convertible Securities (as defined in Section 3(ff) that are convertible into or exchangeable or exercisable for shares of Common Stock at a price that varies or may vary with the market price of shares of Common Stock, including by way of one or more resets to a fixed price or increases in the number of shares of Common Stock issued or issuable, or at a price that upon the passage of time or the occurrence of certain events automatically is reduced or is adjusted or at the option of any Person may be reduced or adjusted, whether or not based on a formulation of the then current market price of the Common Stock. Notwithstanding the foregoing, this Section 5(a) shall not prohibit the issuance of Options or Convertible Securities that contain customary anti dilution provisions that are no more favorable to the holder thereof than those contained in the Warrants.

b. Status. During the Reporting Period, the Company shall not, nor will it permit any of the Subsidiaries to, become a USRPHC; and upon any Buyer’s request, the Company shall inform such Buyer whether any of the Securities then held by such Buyer constitute a U.S. real property interest pursuant to Treasury Regulation Section 1.897-2(h) without regard to Treasury Regulation Section 1.897-2(h)(3).

c. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive it from paying all or any portion of any principal of, or interest or premium on any of the Notes as contemplated herein or therein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of any of the Transaction Documents; and the Company (to the extent it may lawfully do so), on behalf of itself and the Subsidiaries, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to any Buyer, but will suffer and permit the execution of every such power as though no such law has been enacted.

d. Payment Restrictions Affecting Subsidiaries. During the Security Period, (i) the Company shall not, nor will it permit any of the Subsidiaries to, enter into or assume any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for an obligation, except to the extent any such agreement provides for Permitted Liens; and (ii) except as provided herein, the Company shall not and shall not cause or permit the Subsidiaries to directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any such Subsidiary to: (1) pay dividends or make any other distribution on any of such Person’s Capital Stock owned by the Company or any other Subsidiary; (2) pay any Indebtedness owed to the Company or any other Subsidiary; (3) make loans or advances to the Company or any other Subsidiary; or (4) transfer any of its property or assets to the Company or any other Subsidiary.

e. Prepayments. During the Reporting Period, the Company shall not, nor will it permit any of the Subsidiaries to (i) prepay any Indebtedness that is in parity with or subordinate to the Notes by structure or contract or (ii) repay, redeem or make any other payment with respect to any of the Vandenberg Indebtedness (including any principal thereof or interest or premium thereon).

f. Indebtedness. During the Security Period, the Company shall not, and shall cause each of the Subsidiaries not to, create, incur, assume, extend the term of, become obligated on or suffer to exist (directly or indirectly), any Indebtedness other than Indebtedness under the Notes and the Sub Notes, except that the Company and the Included Subsidiaries may, after the Closing, (i) incur non-convertible Indebtedness for borrowed money in an aggregate principal amount outstanding not in excess of $3,000,000, but only to the extent (A) a subordination agreement in favor of and in form and substance satisfactory to Marquis in its sole and absolute discretion is executed and delivered to Buyers with respect thereto (which subordination agreement shall prohibit payments in respect of such subordinated Indebtedness for so long as any Notes are outstanding), (B) the terms of such subordinated Indebtedness does not require or permit payment of principal thereon until at least ninety (90) days after the Maturity Date of any outstanding Notes, and (C) such subordinated Indebtedness is not secured by any of the assets of the Company or any of the Subsidiaries; (ii) incur purchase money Indebtedness or Capital Lease Obligations in an aggregate amount not to exceed $200,000 outstanding at any time; (iii) incur unsecured intercompany Indebtedness amongst the Company and one or more of its directly or indirectly wholly-owned domestic Included Subsidiaries that is a party to, and in compliance with, the Security Agreement and the Guaranty, to the extent such Indebtedness is evidenced by a promissory note that has been pledged to the Collateral Agent; (iv) incur Indebtedness of the Company and the Subsidiaries for taxes, assessments, municipal or governmental charges not yet due; (v) incur obligations of the Company and the Included Subsidiaries resulting from endorsements for collection or deposit in the ordinary course of business; (vi) incur unsecured account trade payables that are (W) entered into or incurred in the ordinary course of the Company’s and the Included Subsidiaries’ business, (X) on terms that require full payment within ninety (90) days from the date entered into or incurred, (Y) not unpaid in excess of ninety (90) days from the date entered into or incurred, or are being contested in good faith and as to which such reserve as is required by GAAP has been made, and (Z) not exceeding at any one time an aggregate amount among the Company and its Included Subsidiaries of $500,000; (vii) suffer to exist the FNBW Indebtedness; and (viii) suffer to exist the Vandenberg Indebtedness.

g. Liens. During the Security Period, the Company shall not, and shall cause each of the Subsidiaries not to, grant or suffer to exist (voluntarily or involuntarily) any Lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens.

h. Sale of Collateral.

(i) Sale of Real Property. During the Security Period, neither the Company nor any of the Subsidiaries shall sell, transfer, farm-out, assign or dispose of any Real Property (and any of the Collateral used in connection with the operation of such Real Property) (a “Collateral Disposition”), except in a good faith, arm’s length transaction with Persons who are not officers or directors, provided that (i) the net cash proceeds of the Collateral Disposition are immediately deposited into a Deposit Account (as defined in the Security Agreement) covered by an Account Control Agreement, or, if any of the consideration consists of Real Property or other assets, the Buyers are provided with a valid, perfected first priority security interest therein within two (2) Business of the Collateral Disposition, (ii) immediately before and immediately after giving effect to such Collateral Disposition, no Event of Default (as defined in the Notes) shall have occurred and be continuing, and, within the ninety (90) days prior to such Collateral Disposition, no event shall have occurred that, with the giving of notice or passage of time and without being cured would constitute an Event of Default (any such Collateral Disposition, a “Permitted Collateral Disposition”), and (iii) immediately before and immediately after giving effect to such Collateral Disposition, there shall not be a Financial Covenant Test Failure (as defined in the Notes), and if such Collateral Disposition had occurred as of the last day of the period covered by the most recently filed Periodic Report, there would not have been a Financial Covenant Test Failure.

Upon a Permitted Collateral Disposition, the Buyers shall, and shall cause the Collateral Agent (if applicable), at the Company’s sole expense, to promptly release any Lien encumbering that portion of the Real Property and any of the Collateral used in connection with the operation of such Real Property that is sold, transferred, farmed-out, assigned, or disposed of, provided that the Company and each applicable Subsidiary shall have delivered to the Buyers or the Collateral Agent (if applicable) a written notice from the Company and each applicable Subsidiary, which notice shall contain no material non-public information, (1) requesting the release of the Liens encumbering the Real Property and Collateral to be sold, transferred, farmed-out, assigned or disposed of, (2) describing the proposed Real Property and Collateral sold, transferred, farmed-out, assigned or disposed of, (3) stating the purchase price or other property to be received in consideration for such sale or disposition of such Real Property and Collateral, (4) if there is to be a substitution of Real Property or other assets for the Real Property (and any related Collateral) that is subject to the Collateral Disposition, specifying the Real Property or other assets intended to be substituted therefor, (5) attaching an officer’s certificate certifying that the Permitted Collateral Disposition is in compliance with each of the requirements of clause (ii) of the immediately preceding sentence, and (6) attaching the form of release requested by the Company or its applicable Subsidiary to be authorized or, if necessary, executed by the Secured Parties (as defined in the Security Agreement) or the Collateral Agent, if applicable.

(ii) Sale of Other Collateral. The Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly consummate any Asset Dispositions. As used in this Agreement, “Asset Disposition” means any sale, lease, license, transfer, assignment or other consensual disposition by the Company or any of the Subsidiaries of any asset, but excluding (A) dispositions of Inventory or “As extracted Collateral” (as defined in the Security Agreement) or used, obsolete, worn-out or surplus Equipment (as defined in the Security Agreement), all in the ordinary course of business, (B) dispositions of cash and cash equivalents, (C) sales, transfers and other dispositions of Accounts (as defined in the Security Agreement) in connection with the compromise, settlement or collection thereof in the ordinary course of business as permitted hereby, (D) any disposition of property or assets to any Included Subsidiary that is directly or indirectly wholly-owned by the Company, and (E) Permitted Collateral Dispositions.

i. Corporate Existence. During the Reporting Period, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets (including, for the avoidance of any doubt, all or substantially all of the assets of the Subsidiaries in the aggregate), except in the event of a merger or consolidation or sale or transfer of all or substantially all of the Company’s assets (including, for the avoidance of any doubt, all or substantially all of the assets of the Subsidiaries in the aggregate) where (i) the surviving or successor entity in such transaction (A) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith and (B) is a publicly traded corporation whose common stock is quoted on the Principal Market or listed on a national securities exchange, (ii) immediately before and immediately after giving effect to such transaction, no Event of Default (as defined in the Notes) shall have occurred and be continuing, and (iii) immediately before and immediately after giving effect to such transaction, there shall not be a Financial Covenant Test Failure (as defined in the Notes), and if such transaction had occurred as of the last day of the period covered by the most recently filed Periodic Report, there would not have been a Financial Covenant Test Failure.

j. Restrictions on Loans; Investments; Subsidiary Equity. During the Security Period, the Company shall not, and shall not permit any of the Subsidiaries to, (i) except for Permitted Investments (as defined herein) in which the holders of the Notes have a valid, perfected first priority security interest and except that the Company may consummate one or more Agreed Acquisitions as provided in Section 4(d), make any loans to, or investments in, any other person or entity, including through lending money, deferring the purchase price of property or services (other than trade accounts receivable on terms of ninety (90) days or less), purchasing any note, bond, debenture or similar instrument, entering into any letter of credit, guaranteeing (or taking any action that has the effect of guaranteeing) any obligations of any other person or entity, or acquiring any equity securities of, or other ownership interest in, or making any capital contribution to any other entity, other than unsecured intercompany indebtedness permitted by Section 5(f) (and not otherwise prohibited hereunder) and capital contributions to Included Subsidiaries incident to the formation and capitalization of such Included Subsidiaries in accordance with this Agreement and limited to de minimis amounts necessary to form and capitalize such Included Subsidiaries, (ii) invest in, participate in, lease, purchase, obtain or otherwise acquire any real property, facilities, or oil, gas or other mineral drilling, exploration or development rights, concessions, working interests or participation interests (collectively, “Interests”) in which Buyers are not provided with a valid, perfected first priority security interest in such Interests, or (iii) issue, transfer or pledge any Capital Stock or equity interest in any Subsidiary to any Person other than the Company. “Permitted Investments” means any investment in (A) direct obligations of the United States or obligations guaranteed by the United States, in each case which mature and become payable within ninety (90) days of the investment by the Company or any Included Subsidiary, (B) commercial paper rated at least A-1 by Standard & Poor’s Ratings Service and P-1 by Moody’s Investors Services, Inc., (C) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $250,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (B) above, in each case which mature and become payable within ninety (90) days of the investment by the Company or any Included Subsidiary, (D) repurchase agreements with respect to securities described in clause (A) above entered into with an office of a bank or trust company meeting the criteria specified in clause (C) above, provided in each case that such investment matures and becomes payable within ninety (90) days of the investment by the Company or any Included Subsidiary, or (E) any money market or mutual fund which invests only in the foregoing types of investments and the liquidity of which is satisfactory to the Secured Party (as defined in the Security Agreement).

k. Equipment. During the Security Period, the Company shall not, and shall cause each of the Subsidiaries not to, (i) permit any Equipment to become a fixture to Real Property unless such Real Property is owned or leased by such Person and is subject to a mortgage in favor of the Collateral Agent, for the benefit of Buyers, and if such Real Property is leased, is subject to a landlord’s agreement in favor of Buyers on terms acceptable to the Collateral Agent, or (ii) permit any Equipment to become an accession to any other personal property unless such personal property is subject to a first priority perfected Lien in favor of the Collateral Agent, for the benefit of Buyers and any other holders of the Notes.

l. Affiliate Transactions. During the Reporting Period, the Company shall not, and shall cause each of the Subsidiaries not to, enter into, amend, modify or supplement any transaction, contract, agreement, instrument, commitment, understanding or other arrangement with any Related Party, except for transactions with the Collateral Agent or Marquis and intercompany transactions between or among the Company and its wholly-owned Included Subsidiaries, in each case as permitted (and not otherwise prohibited) hereunder, and customary employment arrangements and benefit programs, on reasonable terms, that are not otherwise prohibited by this Agreement.

m. Settling of Accounts. During the Security Period, the Company shall not, and shall cause each of the Subsidiaries not to, sell, discount, settle or adjust any Account (as defined in the Security Agreement); provided, that after the Closing, so long as no Event of Default (as defined in the Notes) shall have occurred and be continuing, the Company and the Included Subsidiaries may (i) discount or settle past due Accounts on an arm’s length basis in the ordinary course of business, and (ii) provide early payment discounts in respect of Accounts in the ordinary course of business, consistent with past practice.

n. Executive Compensation. During the Reporting Period, the Company shall not, and shall cause each of the Subsidiaries not to, pay any salary, bonus, management, consulting, incentive or other compensation, or provide any perquisites or benefits, to any of the Company’s executive officers except as set forth in their respective employment agreements and shall not modify or amend any such employment agreement.

o. Limitation on Sale and Leaseback Transactions. During the Reporting Period, the Company shall not, and shall cause each of the Subsidiaries not to, directly or indirectly, enter into any arrangement with any Person whereby in a substantially contemporaneous transaction the Company or any of the Subsidiaries sells or transfers all or substantially all of its right, title and interest in an asset and, in connection therewith, acquires or leases back the right to use such asset.

p. Investment Company. During the Reporting Period, the Company shall not become an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940.

q. Leases. During the Security Period, the Company shall not, and shall cause each of the Subsidiaries not to, amend, modify, violate, breach or default under in any respect, or take or fail to take any action that (with or without notice or lapse of time or both) would constitute a violation or breach of, or default under, any term or provision of, or would result in a reversion of rights to a Person under, any Real Property Lease to which the Company or any of the Subsidiaries is a party, except to the extent such amendment, modification, violation, breach or default, action or in-action could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

r. Restriction on Purchases or Payments. During the Security Period, the Company shall not, and shall cause each of the Subsidiaries not to, (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any Capital Stock or split, combine or reclassify any Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any Capital Stock; provided however, that any Included Subsidiary may declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any of its Capital Stock that is held solely by the Company or by a domestic Included Subsidiary, provided that all of the equity of such domestic Included Subsidiary is directly or indirectly owned by the Company, such domestic Included Subsidiary is controlled by the Company and such domestic Included Subsidiary is a party to the Guaranty and the Security Agreement, or (ii) purchase, redeem or otherwise acquire, directly or indirectly, any shares of the Company’s Capital Stock or the Capital Stock of any of the Subsidiaries.

s. No Avoidance of Obligations. During the Reporting Period, the Company shall not, and shall cause each of the Subsidiaries not to, enter into any agreement which would limit or restrict the Company’s or any of the Subsidiaries’ ability to perform under, or take any other voluntary action to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under, this Agreement, the Notes or the other Transaction Documents.

t. Right to Participate in Future Financing. Subject to the exceptions described below, during the period beginning on the date hereof and ending on the later of (i) the third (3rd) anniversary of the Closing and (ii) sixty (60) days after the first date following the Closing on which no Notes remain outstanding, the Company shall not, and shall cause each of the Subsidiaries not to (x) contract with any party for any debt or equity financing (including any debt financing with an equity component), (y) issue any debt or equity securities of the Company or any Subsidiary or securities convertible, exchangeable or exercisable into or for debt or equity securities of the Company or any Subsidiary (including debt securities with an equity component) or (z) engage in “farm-out” financing transactions or similar transactions which do not have operating obligations by the financing party as a material component, in any form (a “Future Offering”), unless, after such Person has received an offer regarding a Future Offering that it has a bona fide intention to accept, such Person shall have first delivered to each Buyer (or designees appointed by respective Buyers) written notice (the “Future Offering Notice”) reporting that it has received and is prepared to accept such offer and providing such Buyer an option (the “Buyer Purchase Option”) to purchase up to twenty-five percent (25%) of the total amount of securities, rights or interests to be issued or sold in such Future Offering, multiplied by such Buyer’s Allocation Percentage (the limitations referred to in this sentence are collectively referred to as the “Capital Raising Limitations”). No Future Offering Notice shall contain any material non-public information regarding the Company or any of the Subsidiaries. Upon the written request of any Buyer made within five (5) Business Days after its receipt of a Future Offering Notice (an “Additional Information Request”), the Company shall provide each Buyer with such additional information regarding the proposed Future Offering, including the name of the purchaser, and the terms and conditions and use of proceeds thereof, as such Buyer shall reasonably request. Each Buyer may exercise its Buyer Purchase Option by delivering written notice (the “Buyer Purchase Notice Date”) to the Company within five (5) Business Days after the later of (i) the Buyer’s receipt of a Future Offering Notice or (ii) the Buyer’s receipt of all of the information reasonably requested by the Buyer in an Additional Information Request, which notice shall state the quantity or percentage of securities, rights or interests being offered in the Future Offering that the Buyer will purchase. The Company or the Subsidiary, as appropriate, shall have sixty (60) days following the Buyer Purchase Notice Date to sell the securities, rights or interests of the Future Offering (other than the securities, rights or interests to be purchased by Buyers pursuant to this Section 5(t)), upon terms and conditions no more favorable to the purchasers thereof than specified in the Future Offering Notice. The exercise of a Buyer Purchase Option shall be contingent upon, and contemporaneous with, the consummation of such Future Offering; provided, that notwithstanding a Buyer’s exercise of the Buyer Purchase Option with respect to a particular Future Offering, the determination to complete any such Future Offering shall be within the Company’s sole discretion. In connection with such consummation, each Buyer (if it exercises its Buyer Purchase Option) shall deliver to the Company duly and properly executed originals of any documents reasonably required by the Company to effectuate such Future Offering, together with payment of the purchase price for the securities, rights or interests being purchased by such Buyer in such Future Offering, and the Company or the Subsidiary, as appropriate, shall promptly issue to such Buyer the securities, rights or interests purchased thereby. In the event the Company or the Subsidiary, as appropriate, has not sold such securities, rights or interests of the Future Offering within such 60-day period, then the Company and the Subsidiaries shall not thereafter issue or sell such securities, rights or interests or any other securities, rights or interests subject to this Section 5(t) without first offering such securities, rights or interests to such Buyer in the manner provided in this Section 5(t). Such Buyer shall not be required to participate or exercise its right of participation with respect to a particular Future Offering in order to exercise its right of participation with respect to later Future Offerings. The Capital Raising Limitations shall not apply to (i) any transaction involving the Company’s issuances of securities, rights or interests (A) as consideration in a merger or consolidation (the primary purpose or material result of which is not to raise or obtain equity capital or cash), (B) in connection with any strategic partnership or joint venture (the primary purpose or material result of which is not to raise or obtain equity capital or cash), or (C) as consideration for the acquisition of a business, product, license or other assets by the Company (the primary purpose or material result of which is not to raise or obtain equity capital or cash) or (ii) Exempted Issuances (as defined in the Warrants).

u. Limits on Additional Issuances. Neither the Company nor any Subsidiary shall, in any manner, until at least 180 days after the Closing Date, issue or sell any Common Stock, Convertible Securities or Options (the “Equity Limitation”) or file any registration statement. The Equity Limitation shall not apply to (i) any transaction involving the Company’s issuances of securities (A) as consideration in a merger or consolidation (the primary purpose or material result of which is not to raise or obtain equity capital or cash), (B) in connection with any strategic partnership or joint venture (the primary purpose or material result of which is not to raise or obtain equity capital or cash), or (C) as consideration for the acquisition of a business, product, license or other assets by the Company (the primary purpose or material result of which is not to raise or obtain equity capital or cash), or (ii) Exempted Issuances (as defined in the Warrants).

v. No Integrated Offering. Neither the Company nor any of the Subsidiaries, nor any Affiliates of the foregoing or any Person acting on the behalf of any of the foregoing, shall, directly or indirectly, make any offers or sales of any security or solicit any offers to purchase any security, under any circumstances that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or the rules or requirements of any regulatory or self-regulatory authority.

w. Regulation M. Neither the Company, nor any of the Subsidiaries nor any Affiliates of the foregoing will take any action prohibited by Regulation M under the 1934 Act, in connection with the offer, sale and delivery of the Securities contemplated hereby.

x. Fundamental Changes; Line of Business. During the Reporting Period, the Company shall not, and shall not permit any of the Subsidiaries to, (i) except as contemplated by Section 4(z), amend its organizational documents or change its fiscal year unless (A) such actions could not reasonably be expected to have a Material Adverse Effect; (B) such actions would not adversely affect any Buyer or any Buyer’s rights and remedies under this Agreement and the other Transaction Documents; and (C) each Buyer has received at least ten (10) days prior written notice of such amendment or change; or (ii) engage in any business other than the business currently conducted by the Company and the Subsidiaries, as disclosed in the Company's annual report on Form 10-K for the year ended December 31, 2007, and the business currently conducted by North Texas.

6. CONDITIONS TO THE OBLIGATION OF THE COMPANY TO SELL. The obligation of the Company to issue and sell the Notes and the Warrants to Buyers at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing Buyers with prior written notice thereof:

(a) Each Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b) Each Buyer shall have delivered to the Company the Purchase Price (less the amount withheld pursuant to Section 4(d) or 4(i)) for the Notes, Warrants and Overrides being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the written instructions provided by the Company.

(c) The representations and warranties of each Buyer herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date. The Company shall have received a certificate of such Buyer, dated as of the Closing Date, to the foregoing effect.

7. CONDITIONS TO THE OBLIGATION OF THE BUYERS TO PURCHASE. The obligation of any Buyer to purchase the Notes and Warrants from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Buyer’s sole benefit and may be waived only by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) Each of the Company and each other Person (other than such Buyer and the Collateral Agent) party to the Transaction Documents (other than the Notes, the Warrants and the Overrides) shall have executed and delivered the same to such Buyer.

(b) The representations and warranties of the Company herein and in all Transaction Documents shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer.

(c) Each Buyer shall have received the opinion(s) of Duane Morris LLP, dated as of the Closing Date, which opinion(s) will collectively address, among other things, certain federal laws and laws of the States of Delaware, New York and Texas applicable to the transactions contemplated hereby and the security interests provided pursuant to the Security Agreement, in form, scope and substance reasonably satisfactory to such Buyer.

(d) The Company and the Subsidiaries, as applicable, shall have executed and delivered to such Buyer the Notes, the Warrants and the Overrides purchased by such Buyer.

(e) The Board and the board of directors (or other governing body) of each of the Subsidiaries shall have adopted, and not rescinded or otherwise amended or modified, resolutions consistent with Section 3(b) above and in a form reasonably acceptable to Buyers (the “Resolutions”).

(f) As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting (A) the exercise of the Warrants (including any Override Warrants) and (B) any issuance of Common Stock pursuant to the Override Exchange or upon Conversion of any Preferred Override Exchange Shares (as if the Preferred Authorization occurred on the Closing Date), at least 5,550,000 shares of Common Stock (such number to be adjusted for any stock splits, stock dividends, stock combinations or other similar transactions involving the Common Stock that are effective at any time after the date of this Agreement).

(g) The Company shall have delivered to Buyers a certificate evidencing the incorporation (or other organization) and good standing of the Company and each Subsidiary in such entity’s state or other jurisdiction of incorporation or organization issued by the Secretary of State (or other applicable authority) of such state or jurisdiction of incorporation or organization as of a date within sixteen (16) days of the Closing Date.

(h) The Company shall have delivered to Buyers a secretary’s certificate, dated as of the Closing Date, certifying as to (A) the Certificate of Incorporation, certified as of a date within ten (10) days of the Closing Date, by the Secretary of State of Delaware, (B) the Bylaws of the Company, (C) the Resolutions, (D) the certificate or articles of incorporation or other organizational documents of each of the Company’s Subsidiaries, each certified as of a date within ten (10) days of the Closing Date, by the Secretary of State of the state of such entity’s jurisdiction of incorporation or organization, and (E) the bylaws or other similar documents of each of the Company’s Subsidiaries, each as in effect at the Closing.

(i) The Company and the Subsidiaries shall have delivered and pledged to Buyers any and all Instruments, Negotiable Documents, Chattel Paper (each of the foregoing terms, as defined in the Security Agreement) and certificated securities (accompanied by stock powers executed in blank), duly endorsed and/or accompanied by such instruments of assignment and transfer executed by the Company and the Subsidiaries, in such form and substance as Buyers may request, in each case in accordance with the Security Agreement, the Pledge Agreement and the other Security Documents.

(j) The Company and the Subsidiaries shall have given, executed, delivered, filed and/or recorded all Security Documents, Mortgages with respect to all of the Real Property, and any other financing statements, notices, instruments, documents, agreements and other papers that may be necessary or desirable (in the reasonable judgment of Buyers) to create, preserve, perfect or validate the security interest in all of the assets of the Company and the Subsidiaries granted to Buyers pursuant to the Security Agreement and to enable Buyers to exercise and enforce its rights with respect to such security interest.

(k) As of the Closing Date, the Company shall have delivered to Buyer the Pro Forma Balance Sheet required by Section 4(y).

(l) The Company shall have made all filings under all applicable securities laws necessary to consummate the issuance of the Securities (including the Notes) pursuant to this Agreement at the Closing in compliance with such laws.

(m) The Company shall not have made any public announcement regarding the transactions contemplated by the Agreement prior to the Closing.

(n) The Company shall have delivered to Buyers drilling title opinions, in form and substance acceptable to Buyers, with respect to each Real Property that is producing, or on which drilling has commenced or is imminent for, oil, gas, minerals and/or other hydrocarbons (the “Producing Property”).

(o) The Company shall have delivered to Buyers “landman reports,” in form and substance acceptable to Buyers, with respect to each Real Property (other than the Producing Property).

(p) The Company shall have delivered to Buyers such other documents relating to the transactions contemplated by this Agreement as Buyers or their counsel may reasonably request.

8. INDEMNIFICATION.

(a) In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s and the Subsidiaries’ other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless such Buyer and each other holder of the Securities and all of their stockholders, partners, officers, directors, members, managers, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitees is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitees as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any of the Subsidiaries in any of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company or any of the Subsidiaries contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made by any party (other than a cause of action, suit or claim that is brought or made by the Company on its own behalf and is not a stockholder derivative action, suit or claim) against such Indemnitees and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents in accordance with the terms thereof or any other certificate, instrument or document contemplated hereby or thereby in accordance with the terms thereof (other than a cause of action, suit or claim brought or made against an Indemnitee by such Indemnitee’s owners, investors or Affiliates), (iv) any other transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (v) the status of such Buyer or holder of the Securities as an investor in the Company (other than a cause of action, suit or claim brought by the Company against such Buyer or holder relating to a breach of any representation or warranty made by such Buyer or holder herein). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

(b) Promptly after receipt by an Indemnitee under this Section 8 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving any Indemnified Liabilities, such Indemnitee shall, if any claim for Indemnified Liabilities in respect thereof is to be made against the Company under this Section 8, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee, as the case may be. In any such proceeding, any Indemnitee may retain its own counsel, but, except as provided in the following sentence, the fees and expenses of that counsel will be at the expense of that Indemnitee, as the case may be, unless (i) the Company and the Indemnitee, as applicable, shall have mutually agreed to the retention of that counsel, (ii) the Company does not assume the defense of such proceeding in a timely manner or (iii) in the reasonable opinion of counsel retained by the Company, the representation by such counsel for the Indemnitee and the Company would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. The Company shall pay reasonable fees for only one separate legal counsel (plus any local counsel) for the Investors, and such legal counsel shall be selected by Investors holding at least 2/3 in interest of the outstanding Notes (or, if no Notes are outstanding, of the outstanding Warrants). The Indemnitee shall cooperate fully with the Company in connection with any negotiation or defense of any such action by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action. The Company shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise with respect to any pending or threatened action or claim in respect of which indemnification or contribution may be or has been sought hereunder (whether or not the Indemnitee is an actual or potential party to such action or claim) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such litigation and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve such Company of any liability to the Indemnitee under this Section 8, except to the extent that the Company is prejudiced in its ability to defend such action.

(c) The indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(d) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnitee against the Company or others, and (ii) any liabilities the Company may be subject to pursuant to the law.

9. GOVERNING LAW; MISCELLANEOUS.

a. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the New York City, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties acknowledge that each Buyer has executed each of the Transaction Documents to be executed by it in the State of New York and will have made the payment of the Purchase Price from its bank account located in the State of New York. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

b. Counterparts. This Agreement and any amendments hereto may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. At the request of any party each other party shall promptly re-execute an original form of this Agreement or any amendment hereto and deliver the same to the other party. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e. Entire Agreement; Amendments. This Agreement, together with the other Transaction Documents, supersedes all other prior oral or written agreements between each Buyer, the Company, the Subsidiaries, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, together with the other Transaction Documents and the other instruments referenced herein and therein, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor such Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. As of the date of this Agreement, there are no unwritten agreement between the parties with respect to the matters discussed herein. No provision of this Agreement may be amended, modified or supplemented other than by an instrument in writing signed by the Company and the Buyers that purchased at least two-thirds (2/3) of the aggregate original principal amount of the Notes on the Closing Date or, if prior to the Closing Date, by the Buyers listed on the Schedule of Buyers as being obligated to purchase at least two-thirds (2/3) of the aggregate original principal amount of the Notes. Any such amendment shall bind all holders of the Notes and the Warrants. No such amendment shall be effective to the extent that it applies to less than all of the Notes or Warrants then outstanding.

f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Sonterra Resources, Inc.
523 North Sam Houston Parkway East, Suite 175
Houston, Texas 77060
Facsimile: 281-741-0895
Attention: D. E. Vandenberg

With a copy to:

Duane Morris LLP
3200 Southwest Freeway, Suite 3150
Houston, Texas 77027
Facsimile: 713-402-3901
Attention: Charles E. Harrell

If to the Buyers:

Longview Marquis Master Fund, L.P., a British Virgin Island limited partnership
c/o Viking Asset Management, LLC
600 Montgomery Street, 44th Floor
San Francisco, CA 94111
Facsimile: 415-981-5301
Attention: Peter T. Benz

With copies to:

Summerline Asset Management, LLC
70 West Red Oak Lane, 4th Floor
White Plains, New York 10604
Facsimile: (914) 697-4767
Attention: Robert J. Brantman

and:

Katten Muchin Rosenman LLP
525 W. Monroe Street
Chicago, Illinois 60661-3693
Facsimile: (312) 902-1061
Attention: Mark D. Wood, Esq.

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice to the other party at least five (5) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least two-thirds (2/3) of the aggregate principal of the Notes then outstanding, including by merger or consolidation. Buyers may assign some or all of their rights hereunder without the consent of the Company; provided, however, that any such assignment shall not release a Buyer from its obligations hereunder unless such obligations are assumed by such assignee (as evidenced in writing) and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents, Buyers shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, to the extent provided in Section 8 hereof, each Indemnitee, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

i. Survival. Unless this Agreement is terminated under Section 9(k), the representations and warranties of the Company and Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification and contribution provisions set forth in Section 8, shall survive the Closing. The Company acknowledges and agrees that the provisions of Section 19 of the Notes shall survive the redemption, repayment or surrender of such Notes.

j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

k. Termination. In the event that the Closing shall not have occurred on or before the third Business Day following the date of this Agreement due to the Company’s or the Buyers’ failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party (i.e., the Company in the case of a breach by a Buyer, and any Buyer in the case of a breach by the Company) shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(k), the Company shall be obligated to pay each Buyer (so long as such Buyer is not a breaching party) its transaction fees and reimbursement amounts as set forth in Section 4(i) as if such Buyer had purchased the Notes (and in the case of Marquis, the Warrants and the Overrides).

l. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

m. Remedies. Buyers and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies that Buyers and holders have been granted at any time under any other agreement or contract and all of the rights that Buyers and holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without any requirement to post a bond or other security or prove actual damages, which requirements each of the parties waives to the fullest extent permitted by Law), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

n. Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever a Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any of the Subsidiaries does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

o. Payment Set Aside. To the extent that the Company or any of the Subsidiaries makes a payment or payments to a Buyer pursuant to this Agreement, the Notes, the Guaranty or any other Transaction Document or a Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or any of the Subsidiaries, by a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

p. Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent in the form attached hereto as Exhibit L (the “Irrevocable Transfer Agent Instructions”), and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its nominee(s), for Warrant Shares (including any Override Warrant Shares) upon exercise of the Warrants (including any Override Warrants) or Conversion Shares upon conversion of any Preferred Override Exchange Shares (as applicable), in such amounts as specified from time to time by each Buyer to the Company. On or before November 14, 2008, the Company shall deliver to each Buyer a fully executed copy of the Irrevocable Transfer Agent Instructions (including execution by the Company’s transfer agent). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 9(p) and stop transfer instructions to give effect to Section 2(g) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. If any Buyer provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act or such Buyer provides the Company with reasonable assurance that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer and, in the case of the Warrant Shares (including any Override Warrant Shares) and the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Buyer by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 9(p) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 9(p), that each Buyer shall be entitled, in addition to all other available remedies, to an injunctive order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

q. Interpretative Matters. Unless the context otherwise requires, (a) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and (d) the use of the word “including” in this Agreement shall be by way of example rather than limitation. All references herein and in each of the other Transaction Documents to “dollars” or “$” shall mean the lawful money of the United States of America.

r. Independent Nature of the Buyers. The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer hereunder. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Buyer to acquire the Securities pursuant to this Agreement has been made by such Buyer independently of any other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of the Subsidiaries which may have been made or given by any other Buyer or by any agent or employee of any other Buyer, and no Buyer or any of its agents or employees shall have any liability to any other Buyer (or any other Person or entity) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Buyer shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, the Bridge Notes and the other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

IN WITNESS WHEREOF, Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

SONTERRA RESOURCES, INC., a Delaware corporation

By:
Name:
Title:

BUYER:

LONGVIEW MARQUIS MASTER FUND, L.P.,
a British Virgin Island limited partnership

By: Viking Asset Management, LLC
Its: Investment Adviser

By:
Name:	Peter T. Benz
Title:	Chairman

SCHEDULE OF BUYERS

Buyer’s Name and Legal Status	Buyer Address and Facsimile Number	Principal Amount of Notes	Number of Warrant Shares	Allocation Percentage	Buyer’s Representative’s Address and Facsimile Number (to receive copies of notices)
Longview Marquis Master Fund, L.P., a British Virgin Islands limited partnership Residence: British Virgin Islands	Longview Marquis Master Fund, L.P., c/o Viking Asset Management, LLC 600 Montgomery Street, 44th Floor San Francisco, CA 94111 Facsimile: 415-981-5301 Attention: Peter T. Benz	$8,875,000	1,050,000	100%
Summerline Asset Management, LLC
70 West Red Oak Lane, 4th Floor
White Plains, New York 10604
Facsimile: (914) 697-4767
Attention: Robert J. Brantman

AND

Katten Muchin Rosenman LLP
525 W. Monroe Street
Chicago, Illinois 60661
Facsimile: (312) 577-8858
Attn: Mark D. Wood, Esq.

SCHEDULES

EXHIBITS